Exhibit 4.10

Execution Version

INTERCREDITOR AGREEMENT

(2019-2)

Dated as of

September 13, 2019

AMONG

WILMINGTON TRUST, NATIONAL ASSOCIATION

not in its individual capacity

but solely as Trustee under the

United Airlines Pass Through Trust 2019-2AA,

United Airlines Pass Through Trust 2019-2A

and

United Airlines Pass Through Trust 2019-2B

NATIONAL AUSTRALIA BANK LIMITED,

ACTING THROUGH ITS NEW YORK BRANCH

as Class AA Liquidity Provider

as Class A Liquidity Provider

and

as Class B Liquidity Provider

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION

not in its individual capacity except

as expressly set forth herein but

solely as Subordination Agent and Trustee

i

ii

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT (this “Agreement”) dated as of September 13, 2019, among WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association (“WTNA”), not in its individual capacity but solely as Trustee of each Trust (each as defined below); NATIONAL AUSTRALIA BANK LIMITED, an Australian corporation, acting through its New York branch, as Class AA Liquidity Provider, as Class A Liquidity Provider and as Class B Liquidity Provider; and WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity except as expressly set forth herein, but solely as Subordination Agent and trustee hereunder (in such capacity, together with any successor appointed pursuant to Article VIII hereof, the “Subordination Agent”).

WHEREAS, all capitalized terms used herein shall have the respective meanings referred to in Article I hereof;

WHEREAS, pursuant to each Indenture, United will issue on a recourse basis three series of Equipment Notes to finance the related Aircraft;

WHEREAS, pursuant to the Financing Agreements, each Trust will acquire Equipment Notes having an interest rate equal to the Stated Interest Rate applicable to the Certificates to be issued by such Trust;

WHEREAS, pursuant to each Trust Agreement, the Trust created thereby proposes to issue a single class of Certificates (a “Class”) having the interest rate and the final distribution date described in such Trust Agreement on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Class AA/A Underwriting Agreement, the Class AA/A Underwriters propose to purchase the Class AA Certificates issued by the Class AA Trust and the Class A Certificates issued by the Class A Trust in the aggregate face amount set forth opposite the name of such Trust on Schedule I thereto on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Class B Underwriting Agreement, the Class B Underwriters propose to purchase the Class B Certificates issued by the Class B Trust in the aggregate face amount set forth on Schedule I thereto on the terms and subject to the conditions set forth therein;

WHEREAS, the Class AA Liquidity Provider proposes to enter into a revolving credit agreement relating to the Class AA Certificates, the Class A Liquidity Provider proposes to enter into a revolving credit agreement relating to the Class A Certificates and the Class B Liquidity Provider proposes to enter into a revolving credit agreement relating to the Class B Certificates, in each case with the Subordination Agent, as agent for the Trustee of the applicable Trust, respectively, for the benefit of the Certificateholders of such Trust;

WHEREAS, it is a condition precedent to the obligations of the Class AA/A Underwriters under the Class AA/A Underwriting Agreement that the Subordination Agent, the Trustees and the Liquidity Providers agree to the terms of subordination set forth in this

Agreement in respect of each Class of Certificates, and the Subordination Agent, the Trustees and the Liquidity Providers, by entering into this Agreement, hereby acknowledge and agree to such terms of subordination and the other provisions of this Agreement; and

WHEREAS, it is a condition precedent to the obligations of the Class B Underwriters under the Class B Underwriting Agreement that the Subordination Agent, the Trustees and the Liquidity Providers agree to the terms of subordination set forth in this Agreement in respect of each Class of Certificates, and the Subordination Agent, the Trustees and the Liquidity Providers, by entering into this Agreement, hereby acknowledge and agree to such terms of subordination and the other provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.    Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(1)    the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)    all references in this Agreement to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

(3)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

(4)    the term “including” means “including without limitation”.

“Acceleration” means, with respect to the amounts payable in respect of the Equipment Notes issued under any Indenture, such amounts becoming immediately due and payable by declaration or otherwise. “Accelerate”, “Accelerated” and “Accelerating” have meanings correlative to the foregoing.

“Actual Disposition Event” means, in respect of any Equipment Note: (i) the disposition of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss (as defined in such Indenture) with respect to the Aircraft which secured such Equipment Note or (iii) the sale of such Equipment Note.

“Additional Certificateholders” has the meaning specified in Section 9.1(d).

“Additional Certificates” has the meaning specified in Section 9.1(d).

“Additional Equipment Notes” has the meaning specified in Section 9.1(d).

“Additional Trust” has the meaning specified in Section 9.1(d).

“Additional Trust Agreement” has the meaning specified in Section 9.1(d).

“Additional Trustee” has the meaning specified in Section 9.1(d).

“Administration Expenses” has the meaning specified in clause “first” of Section 3.2.

“Advance”, with respect to any Liquidity Facility, means any Advance as defined in such Liquidity Facility.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aircraft” means, with respect to each Indenture, the “Aircraft” referred to therein.

“Appraisal” has the meaning specified in Section 4.1(a)(iv).

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post-Default Appraisals of such Aircraft.

“Appraisers” means Aircraft Information Services, Inc., BK Associates, Inc. and Morten Beyer and Agnew, Inc. or, so long as the Person entitled or required hereunder to select such Appraiser acts reasonably, any other nationally recognized appraiser reasonably satisfactory to the Subordination Agent and the Controlling Party.

“Assignment and Assumption Agreements” means each of the Assignment and Assumption Agreements to be executed between a Trustee and trustee of the relevant successor Trust in accordance with the relevant Trust Agreement, as the same may be amended, modified or supplemented from time to time.

“Available Amount” means, with respect to any Liquidity Facility on any date, the Maximum Available Commitment (as defined therein) on such date.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

“Basic Agreement” means the Pass Through Trust Agreement dated as of October 3, 2012, between United (formerly known as Continental Airlines, Inc.) and WTNA, not in its individual capacity, except as otherwise expressly provided therein, but solely as trustee.

“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Chicago, Illinois, New York, New York, or, so long as any Certificate is outstanding, the city and state in which any Trustee, the Subordination Agent or any Loan Trustee maintains its Corporate Trust Office and that, solely with respect to the making and repayment of Advances under any Liquidity Facility, also is a “Business Day” as defined in such Liquidity Facility.

“Cash Collateral Account” means the Class AA Cash Collateral Account, the Class A Cash Collateral Account or the Class B Cash Collateral Account, as applicable.

“Certificate” means a Class AA Certificate, a Class A Certificate or a Class B Certificate, as applicable.

“Certificateholder” means any holder of one or more Certificates.

“Class” has the meaning assigned to such term in the preliminary statements to this Agreement.

“Class A Adjusted Interest” means, as of any Current Distribution Date: (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class A Certificates (A) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Closing Date) and ending on, but excluding the Current Distribution Date, on the Preferred A Pool Balance on such Current Distribution Date and (B) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred A Pool Balance for each Series A Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series A Equipment Note), for each day during the period, for each such Series A Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Closing Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series A Equipment Note, Aircraft or Collateral, as the case may be.

“Class A Cash Collateral Account” means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class A Liquidity Facility pursuant to Section 3.5(c), 3.5(d), 3.5(i) or 3.5(m) shall be deposited.

“Class A Certificateholder” means, at any time, any holder of one or more Class A Certificates.

“Class A Certificates” means the certificates issued by the Class A Trust, substantially in the form of Exhibit A to the Class A Trust Agreement, and authenticated by the Class A Trustee, representing fractional undivided interests in the Class A Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class A Trust Agreement.

“Class A Liquidity Facility” means, initially, the Revolving Credit Agreement dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Class A Trust, and the initial Class A Liquidity Provider, and from and after the replacement of such Revolving Credit Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class A Liquidity Provider” means National Australia Bank Limited, an Australian corporation, acting through its New York branch, or, if applicable, any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace any Class A Liquidity Facility pursuant to Section 3.5(e).

“Class A Trust” means (i) prior to the Transfer, the United Airlines Pass Through Trust 2019-2A-O created and administered pursuant to the Class A Trust Agreement and (ii) after the Transfer, the United Airlines Pass Through Trust 2019-2A-S created and administered pursuant to the Class A Trust Agreement.

“Class A Trust Agreement” means (i) prior to the Transfer, the Basic Agreement, as supplemented by the Trust Supplement No. 2019-2A-O thereto dated as of the date hereof, governing the creation and administration of the United Airlines Pass Through Trust 2019-2A-O (the “Original Class A Trust”) and the issuance of the Class A Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, and (ii) after the Transfer, the Basic Agreement, as supplemented by the Trust Supplement No. 2019-2A-S thereto, governing the creation and administration of the United Airlines Pass Through Trust 2019-2A-S (the “Successor Class A Trust”) and the issuance of the Class A Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class A Trustee” means WTNA, not in its individual capacity except as expressly set forth in the Class A Trust Agreement, but solely as trustee under the Class A Trust Agreement, together with any successor trustee appointed pursuant thereto.

“Class AA Cash Collateral Account” means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class AA Liquidity Facility pursuant to Section 3.5(c), 3.5(d), 3.5(i) or 3.5(m) shall be deposited.

“Class AA Certificateholder” means, at any time, any holder of one or more Class AA Certificates.

“Class AA Certificates” means the certificates issued by the Class AA Trust, substantially in the form of Exhibit A to the Class AA Trust Agreement, and authenticated by the

Class AA Trustee, representing fractional undivided interests in the Class AA Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class AA Trust Agreement.

“Class AA Liquidity Facility” means, initially, the Revolving Credit Agreement dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Class AA Trust, and the initial Class AA Liquidity Provider, and from and after the replacement of such Revolving Credit Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class AA Liquidity Provider” means National Australia Bank Limited, an Australian corporation, acting through its New York branch, or, if applicable, any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace any Class AA Liquidity Facility pursuant to Section 3.5(e).

“Class AA Trust” means (i) prior to the Transfer, the United Airlines Pass Through Trust 2019-2AA-O created and administered pursuant to the Class AA Trust Agreement and (ii) after the Transfer, the United Airlines Pass Through Trust 2019-2AA-S created and administered pursuant to the Class AA Trust Agreement.

“Class AA Trust Agreement” means (i) prior to the Transfer, the Basic Agreement, as supplemented by the Trust Supplement No. 2019-2AA-O thereto dated as of the date hereof, governing the creation and administration of the United Airlines Pass Through Trust 2019-2AA-O (the “Original Class AA Trust”) and the issuance of the Class AA Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, and (ii) after the Transfer, the Basic Agreement, as supplemented by the Trust Supplement No. 2019-2AA-S thereto, governing the creation and administration of the United Airlines Pass Through Trust 2019-2AA-S (the “Successor Class AA Trust”) and the issuance of the Class AA Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class AA Trustee” means WTNA, not in its individual capacity except as expressly set forth in the Class AA Trust Agreement, but solely as trustee under the Class AA Trust Agreement, together with any successor trustee appointed pursuant thereto.

“Class AA/A Underwriters” means the several firms named as Underwriters in Schedule II to the Class AA/A Underwriting Agreement.

“Class AA/A Underwriting Agreement” means the Underwriting Agreement dated September 3, 2019 among Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the Class AA/A Underwriters, the Depositary and United, relating to the purchase of the Class AA Certificates and the Class A Certificates by the Class AA/A Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class B Adjusted Interest” means, as of any Current Distribution Date: (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding

Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class B Certificates (A) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date for the Class B Certificates, the Closing Date) and ending on, but excluding the Current Distribution Date, on the Preferred B Pool Balance on such Current Distribution Date and (B) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred B Pool Balance for each Series B Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), for each day during the period, for each such Series B Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date for the Class B Certificates, the Closing Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note, Aircraft or Collateral, as the case may be.

“Class B Cash Collateral Account” means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class B Liquidity Facility pursuant to Section 3.5(c), 3.5(d), 3.5(i) or 3.5(m) shall be deposited.

“Class B Certificateholder” means, at any time, any holder of one or more Class B Certificates.

“Class B Certificates” means the certificates issued by the Class B Trust, substantially in the form of Exhibit A to the Class B Trust Agreement, and authenticated by the Class B Trustee, representing fractional undivided interests in the Class B Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class B Trust Agreement.

“Class B Liquidity Facility” means, initially, the Revolving Credit Agreement dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Class B Trust, and the initial Class B Liquidity Provider, and from and after the replacement of such Revolving Credit Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class B Liquidity Provider” means National Australia Bank Limited, an Australian corporation, acting through its New York branch, or, if applicable, any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace any Class B Liquidity Facility pursuant to Section 3.5(e).

“Class B Trust” means (i) prior to the Transfer, the United Airlines Pass Through Trust 2019-2B-O created and administered pursuant to the Class B Trust Agreement and (ii) after the Transfer, the United Airlines Pass Through Trust 2019-2B-S created and administered pursuant to the Class B Trust Agreement.

“Class B Trust Agreement” means (i) prior to the Transfer, the Basic Agreement, as supplemented by the Trust Supplement No. 2019-2B-O thereto dated as of the date hereof, governing the creation and administration of the United Airlines Pass Through Trust 2019-2B-O (the “Original Class B Trust”) and the issuance of the Class B Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, and (ii) after the Transfer, the Basic Agreement, as supplemented by the Trust Supplement No. 2019-2B-S thereto, governing the creation and administration of the United Airlines Pass Through Trust 2019-2B-S (the “Successor Class B Trust”) and the issuance of the Class B Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class B Trustee” means WTNA, not in its individual capacity except as expressly set forth in the Class B Trust Agreement, but solely as trustee under the Class B Trust Agreement, together with any successor trustee appointed pursuant thereto.

“Class B Underwriters” means the several firms named as Underwriters in Schedule II to the Class B Underwriting Agreement.

“Class B Underwriting Agreement” means the Underwriting Agreement dated September 3, 2019 among Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the Class B Underwriters, the Depositary and United, relating to the purchase of the Class B Certificates by the Class B Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Closing Date” means September 13, 2019.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the Indentures.

“Collection Account” means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.2(a)(i) which the Subordination Agent shall make deposits in and withdrawals from in accordance with this Agreement.

“Controlling Party” means the Person entitled to act as such pursuant to the terms of Section 2.6.

“Corporate Trust Office” means, with respect to any Trustee, the Subordination Agent or any Loan Trustee, the office of such Person in the city at which, at any particular time, its corporate trust business shall be principally administered.

“Current Distribution Date” means a Distribution Date specified as a reference date for calculating the Expected Distributions with respect to the Certificates of any Trust as of such Distribution Date.

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Default.

“Delivery Period Expiry Date” means the earlier of (a) August 31, 2020, or if the Equipment Notes relating to all of the Aircraft have not been purchased by the Trustees on or prior to August 31, 2020 due to any reason beyond the control of United and not occasioned by United’s fault or negligence, December 31, 2020 (such date applicable under this clause (a), the “End Date”) (provided that, if a labor strike occurs or continues at a Manufacturer after the Issuance Date and on or prior to the applicable End Date, the End Date shall be extended by adding thereto the number of days that such strike continued in effect after the Issuance Date, but not more than 60 days (such extended number of days, the “Strike Period”)) (provided that the Strike Period shall not include any day of a labor strike (1) at The Boeing Company after the Trustees shall have purchased in accordance with the Note Purchase Agreement Equipment Notes with respect to three Boeing 787-9 aircraft, four Boeing 787-10 aircraft and two Boeing 777-300ER aircraft or (2) at Embraer S.A. after the Pass Through Trustees shall have purchased in accordance with the Note Purchase Agreement Equipment Notes with respect to ten Embraer ERJ 175 LL aircraft), and (b) the date on which Equipment Notes issued with respect to all of the Aircraft (as defined in the Note Purchase Agreement) (including any Substitute Aircraft in lieu of any Eligible Aircraft) have been purchased by the Trustees in accordance with the Note Purchase Agreement.

“Deposit Agreement” means, with respect to any Class of Certificates, the Deposit Agreement pertaining to such Class, dated as of the date hereof, between the Escrow Agent and the Depositary, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Depositary” means Sumitomo Mitsui Banking Corporation, acting through its New York Branch, as depositary under each Deposit Agreement.

“Deposits”, with respect to any Class of Certificates, has the meaning set forth in the Deposit Agreement pertaining to such Class.

“Designated Representatives” means the Subordination Agent Representatives, the Trustee Representatives and the Provider Representatives identified under Section 2.5.

“Distribution Date” means a Regular Distribution Date or a Special Distribution Date.

“Dollars” or “$” means United States dollars.

“Downgrade Date” has the meaning specified in Section 3.5(c).

“Downgrade Drawing” has the meaning specified in Section 3.5(c).

“Downgrade Event” means, with respect to any Liquidity Facility, a downgrading of the Long-Term Rating of the Liquidity Provider thereunder then issued by any Rating Agency below the applicable Threshold Rating (or, if a confirmation was provided by a Rating Agency in connection with the occurrence of a previous Downgrade Event in accordance with Section 3.5(c)(ii)(B), an additional downgrading by such Rating Agency of the Long-Term Rating of such Liquidity Provider), or if any such rating has been withdrawn or suspended.

“Downgraded Facility” has the meaning specified in Section 3.5(c).

“Drawing” means an Interest Drawing, a Final Drawing, a Special Termination Drawing, a Non-Extension Drawing or a Downgrade Drawing, as the case may be.

“DTC” means The Depository Trust Company.

“Eligible Aircraft” has the meaning specified in the Note Purchase Agreement.

“Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a long-term unsecured debt rating of at least A3 from Moody’s and a long-term issuer credit rating of at least A- from Fitch. An Eligible Deposit Account may be maintained with a Liquidity Provider so long as such Liquidity Provider is an Eligible Institution; provided that such Liquidity Provider shall have waived all rights of set-off and counterclaim with respect to such account.

“Eligible Institution” means (a) the corporate trust department of the Subordination Agent or any Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody’s of at least A3 or its equivalent or a long-term issuer credit rating from Fitch of at least A- or its equivalent.

“Eligible Investments” means (a) investments in obligations of, or guaranteed by, the United States government having maturities no later than 90 days following the date of such investment, (b) investments in open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with a short-term issuer credit rating issued by Moody’s and Fitch of at least P-1 and F1, respectively, having maturities no later than 90 days following the date of such investment or (c) investments in negotiable certificates of deposit, time deposits, banker’s acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with a short-term unsecured debt rating by Moody’s of at least P-1 and a short-term issuer credit rating by Fitch of at least F1, having maturities no later than 90 days following the date of such investment; provided, however, that (x) all Eligible Investments that are bank obligations shall be denominated in Dollars; and (y) the aggregate amount of Eligible Investments at any one time that are bank obligations issued by any one bank shall not be in excess of 5% of such bank’s capital surplus; provided further that any investment of the types described in clauses (a), (b) and (c) above may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution qualifying as an Eligible Institution so long as such investment is held by a third party custodian also qualifying as an Eligible Institution; provided further, however, that in the case of any Eligible Investment issued by a domestic branch of a foreign bank, the income from such investment shall be from sources within the United States for purposes of the Code. Notwithstanding the foregoing, no investment of the types described in clause (b) above which is issued or guaranteed by United or any of its Affiliates, and no investment in the obligations of any one bank in excess of $10,000,000, shall be an Eligible Investment unless a Ratings Confirmation shall have been received with respect to the making of such investment.

“Equipment Note Special Payment” means a Special Payment on account of the redemption, purchase or prepayment of Equipment Notes issued pursuant to an Indenture.

“Equipment Notes” means, at any time, the Series AA Equipment Notes, the Series A Equipment Notes and the Series B Equipment Notes, collectively, and in each case, any Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of the Indentures.

“Escrow Agent” means U.S. Bank National Association, as escrow agent under each Escrow and Paying Agent Agreement, together with its successors in such capacity.

“Escrow and Paying Agent Agreement” means, with respect to any Class of Certificates, the Escrow and Paying Agent Agreement pertaining to such Class dated as of the date hereof between the Escrow Agent, the Underwriters, the Trustee for such Class and the Paying Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Expected Distributions” means, with respect to the Certificates of any Trust on any Current Distribution Date, the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (without giving effect to any Acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the terms hereof has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust). For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

“Expiry Date” means, with respect to any Liquidity Facility, the “Expiry Date” as defined in such Liquidity Facility.

“Facility Office” means, with respect to any Liquidity Facility, the office of the Liquidity Provider thereunder, presently located in New York, or such other office as such Liquidity Provider from time to time shall notify the applicable Trustee as its “Facility Office” under any such Liquidity Facility; provided that such Liquidity Provider shall not change its Facility Office to another Facility Office outside the United States of America except in accordance with Section 3.01, 3.02 or 3.03 of any such Liquidity Facility or with the prior consent of United.

“Fee Letter” means the Fee Letter dated as of the date hereof among a Liquidity Provider, the Subordination Agent and United with respect to the initial Liquidity Facilities.

“Final Advance”, with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

“Final Drawing” has the meaning specified in Section 3.5(i).

“Final Legal Distribution Date” means (i) with respect to the Class AA Certificates, November 1, 2033, (ii) with respect to the Class A Certificates, November 1, 2029 and (iii) with respect to the Class B Certificates, November 1, 2029.

“Financing Agreement” means each of the Participation Agreements, the Indentures and the Note Purchase Agreement.

“Fitch” means Fitch Ratings, Inc.

“Indenture” means each of the Trust Indentures entered into by the Loan Trustee and United, pursuant to the Note Purchase Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Indenture Default” means, with respect to any Indenture, any Event of Default (as such term is defined in such Indenture) thereunder.

“Interest Drawing” has the meaning specified in Section 3.5(a).

“Interest Payment Date” means, with respect to any Liquidity Facility, each date on which interest is due and payable under such Liquidity Facility on a Downgrade Drawing, Non-Extension Drawing, a Special Termination Drawing or Final Drawing thereunder, other than any such date on which interest is due and payable under such Liquidity Facility only on an Applied Provider Advance or Applied Special Termination Advance (as such terms are defined in such Liquidity Facility).

“Investment Earnings” means investment earnings on funds on deposit in the Trust Accounts net of losses and investment expenses of the Subordination Agent in making such investments.

“Issuance Date” has the meaning set forth in the Note Purchase Agreement.

“Lien” means any mortgage, pledge, lien, charge, claim, disposition of title, encumbrance, lease, sublease, sub-sublease or security interest of any kind, including, without limitation, any thereof arising under any conditional sales or other title retention agreement.

“Liquidity Event of Default”, with respect to any Liquidity Facility, has the meaning assigned to such term in such Liquidity Facility.

“Liquidity Expenses” means all Liquidity Obligations other than (i) the principal amount of any Drawings under the Liquidity Facilities and (ii) any interest accrued on any Liquidity Obligations.

“Liquidity Facility” means, at any time, the Class AA Liquidity Facility, the Class A Liquidity Facility or the Class B Liquidity Facility, as applicable.

“Liquidity Obligations” means all principal, interest, fees and other amounts owing to the Liquidity Providers under the Liquidity Facilities, Section 8.1 of the Participation Agreements or the Fee Letter.

“Liquidity Provider” means, at any time, the Class AA Liquidity Provider, the Class A Liquidity Provider or the Class B Liquidity Provider, as applicable.

“Loan Trustee” means, with respect to any Indenture, the mortgagee thereunder.

“Long-Term Rating” means, for any Person: (a) in the case of Fitch, the long-term issuer default rating of such Person and (b) in the case of Moody’s, the long-term unsecured debt rating of such Person.

“Manufacturer” has the meaning set forth in the Note Purchase Agreement.

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, in the case of the sale of an Aircraft, 75%, or in the case of the sale of related Equipment Notes, 85%, of the Appraised Current Market Value of such Aircraft.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-Controlling Party” means, at any time, any Trustee, Liquidity Provider or other Person which is not the Controlling Party at such time.

“Non-Extended Facility” has the meaning specified in Section 3.5(d).

“Non-Extension Drawing” has the meaning specified in Section 3.5(d).

“Non-Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture that is not a Performing Equipment Note.

“Note Purchase Agreement” means the Note Purchase Agreement, as amended by Amendment No. 1 to Note Purchase Agreement, dated as of the date hereof, among United, each Trustee, the Escrow Agent, the Subordination Agent and the Paying Agent, as further amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Notice Date” has the meaning specified in Section 3.5(d).

“Operative Agreements” means this Agreement, the Liquidity Facilities, the Trust Agreements, the Underwriting Agreements, the Financing Agreements, the Fee Letter, the Equipment Notes and the Certificates, together with all exhibits and schedules included with any of the foregoing.

“Original Class A Trust” has the meaning assigned to such term in the definition of “Class A Trust Agreement”.

“Original Class AA Trust” has the meaning assigned to such term in the definition of “Class AA Trust Agreement”.

“Original Class B Trust” has the meaning assigned to such term in the definition of “Class B Trust Agreement”.

“Outstanding” means, when used with respect to each Class of Certificates, as of the date of determination, all Certificates of such Class theretofore authenticated and delivered under the related Trust Agreement, except:

(i)    Certificates of such Class theretofore canceled by the Registrar (as defined in such Trust Agreement) or delivered to the Trustee thereunder or such Registrar for cancellation;

(ii)    Certificates of such Class for which money in the full amount required to make the Final Distribution with respect to such Certificates pursuant to Section 11.01 of such Trust Agreement has been theretofore deposited with the related Trustee in trust for the holders of such Certificates as provided in Section 4.01 of such Trust Agreement pending distribution of such money to such Certificateholders pursuant to such Final Distribution payment; and

(iii)    Certificates of such Class in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to such Trust Agreement;

provided, however, that in determining whether the holders of the requisite Outstanding amount of such Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Certificates owned by United or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether such Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that such Trustee knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not United or any of its Affiliates.

“Overdue Scheduled Payment” means any Scheduled Payment which is not in fact received by the Subordination Agent within five days after the Scheduled Payment Date relating thereto.

“Participation Agreement” means, with respect to each Indenture, the “Participation Agreement” referred to therein.

“Payees” has the meaning specified in Section 2.4(c).

“Paying Agent” means Wilmington Trust, National Association, as paying agent under each Escrow and Paying Agent Agreement, together with its successors in such capacity.

“Paying Agent Account” has the meaning assigned to such term in the Escrow and Paying Agent Agreements.

“Performing Equipment Note” means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any Acceleration); provided that in the event of a bankruptcy proceeding under the Bankruptcy Code in which United is a debtor any payment default existing during the 60-Day Period (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

“Performing Note Deficiency” means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes (other than any Additional Equipment Notes issued under any Indenture) are Performing Equipment Notes.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

“Pool Balance” means, with respect to each Trust or the Certificates issued by any Trust, as of any date, (i) the original aggregate face amount of the Certificates of such Trust less (ii) the aggregate amount of all payments made as of such date in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or Premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any date shall be computed after giving effect to any special distribution with respect to unused Deposits, if any, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date.

“Post-Default Appraisals” has the meaning specified in Section 4.1(a)(iv).

“Preferred A Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class A Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class A Certificates) (after giving effect to distributions made on such date) over (B) the sum of (i) the outstanding principal amount of each Series A Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under the Indenture pursuant to which such Series A Equipment Note was issued and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series A Equipment Note, (ii) the outstanding principal amount of each Series A Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series A Equipment Note following an Event of Loss (as defined in such Indenture) with respect to the Aircraft which secured such Series A Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series A Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series A Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series A Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series A Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series A Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series A Equipment Note.

“Preferred B Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class B Certificates) (after giving effect to distributions made on such date) over (B) the sum of (i) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under the Indenture pursuant to which such Series B Equipment Note was issued and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series B Equipment Note, (ii) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following an Event of Loss (as defined in such Indenture) with respect to the Aircraft which secured such Series B Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series B Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series B Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series B Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series B Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note.

“Premium” means any “Make-Whole Amount” as such term is defined in any Indenture.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Provider Incumbency Certificate” has the meaning specified in Section 2.5(c).

“Provider Representatives” has the meaning specified in Section 2.5(c).

“PTC Event of Default” means, with respect to each Trust Agreement, the failure to pay within 10 Business Days after the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date for such Class or (ii) interest due on such Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing or a withdrawal from the Cash Collateral Account relating to a Liquidity Facility for such Class, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

“Rating Agencies” means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agencies will be Moody’s and Fitch.

“Ratings Confirmation” means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies that such action would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of any Class of Certificates.

“Refinancing Certificateholders” has the meaning specified in Section 9.1(c).

“Refinancing Certificates” has the meaning specified in Section 9.1(c).

“Refinancing Equipment Notes” has the meaning specified in Section 9.1(c).

“Refinancing Trust Agreement” has the meaning specified in Section 9.1(c).

“Refinancing Trust” has the meaning specified in Section 9.1(c).

“Refinancing Trustee” has the meaning specified in Section 9.1(c).

“Regular Distribution Dates” means each May 1 and November 1, commencing on May 1, 2020; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without distribution of interest for such additional period.

“Replacement Liquidity Facility” means, for any Liquidity Facility, an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or an agreement (or agreements) in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the related Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the then Required Amount and issued by a Person (or Persons) having a long-term senior unsecured debt rating or long-term issuer credit rating, as the case may be, issued by each Rating Agency which are equal to or higher than the Threshold Rating. Without limitation of the form that a Replacement Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Liquidity Facility for any Class of Certificates may have a stated expiration date earlier than 15 days after the Final Legal Distribution Date of such Class of Certificates so long as such Replacement Liquidity Facility provides for a Non-Extension Drawing as contemplated by Section 3.5(d) hereof.

“Replacement Liquidity Provider” means a Person (or Persons) who issues a Replacement Liquidity Facility.

“Required Amount” means with respect to each Liquidity Facility or Cash Collateral Account, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related Class of Certificates, that would be payable on such Class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of such Class of Certificates on such day and without regard to expected future distributions of principal on such Class of Certificates.

“Responsible Officer” means (i) with respect to the Subordination Agent and each of the Trustees, any officer in the corporate trust administration department of the Subordination Agent or such Trustee or any other officer customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject and (ii) with respect to each Liquidity Provider, any authorized officer or authorized signatory of such Liquidity Provider.

“Scheduled Payment” means, with respect to any Equipment Note, (i) any payment of principal or interest on such Equipment Note (other than an Overdue Scheduled Payment) due from the obligor thereon, which payment represents the installment of principal at the stated maturity of such installment of principal on such Equipment Note, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both or (ii) any payment of interest on the corresponding Class of Certificates with funds drawn under any Liquidity Facility or withdrawn from any Cash Collateral Account, which payment represents the payment of regularly scheduled interest accrued on the unpaid principal amount of the related Equipment Note; provided that any payment of principal of, Premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

“Scheduled Payment Date” means, with respect to any Scheduled Payment, the date on which such Scheduled Payment is scheduled to be made.

“Section 2.4 Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date.

“Series A Equipment Notes” means the Series A Equipment Notes issued pursuant to any Indenture by United and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

“Series AA Equipment Notes” means the Series AA Equipment Notes issued pursuant to any Indenture by United and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

“Series B Equipment Notes” means the Series B Equipment Notes issued pursuant to any Indenture by United and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

“60-Day Period” means the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code.

“Special Distribution Date” means, with respect to any Special Payment, the date chosen by the Subordination Agent pursuant to Section 2.4(a) for the distribution of such Special Payment in accordance with this Agreement, whether distributed pursuant to Section 2.4 or Section 3.2 hereof.

“Special Payment” means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Collateral.

“Special Payments Account” means the Eligible Deposit Account created pursuant to Section 2.2(a)(ii) as a sub-account to the Collection Account.

“Special Termination Drawing” has the meaning specified in Section 3.5(m).

“Special Termination Notice”, with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

“Stated Amount”, with respect to any Liquidity Facility, means the Maximum Commitment (as defined in such Liquidity Facility) of the applicable Liquidity Provider.

“Stated Interest Rate” means (i) with respect to the Class AA Certificates, 2.70% per annum, (ii) with respect to the Class A Certificates, 2.90% per annum and (iii) with respect to the Class B Certificates, 3.50% per annum.

“Subordination Agent” has the meaning specified in the preamble to this Agreement.

“Subordination Agent Incumbency Certificate” has the meaning specified in Section 2.5(a).

“Subordination Agent Representatives” has the meaning specified in Section 2.5(a).

“Substitute Aircraft” has the meaning set forth in the Note Purchase Agreement.

“Successor Class A Trust” has the meaning assigned to such term in the definition of “Class A Trust Agreement”.

“Successor Class AA Trust” has the meaning assigned to such term in the definition of “Class AA Trust Agreement”.

“Successor Class B Trust” has the meaning assigned to such term in the definition of “Class B Trust Agreement”.

“Tax” and “Taxes” mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the United States of America or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

“Termination Notice”, with respect to any Liquidity Facility, has the meaning assigned to such term in such Liquidity Facility.

“Threshold Rating” means (a) in the case of Moody’s, a Long-Term Rating of Baa2, and (b) in the case of Fitch, a Long-Term Rating of BBB with respect to the Class AA Liquidity Provider and the Class A Liquidity Provider and BBB- with respect to the Class B Liquidity Provider.

“Transfer” means, with respect to any particular Trust, the transfers contemplated by the Assignment and Assumption Agreement with respect to such Trust.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Triggering Event” means (x) the occurrence of an Indenture Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then Outstanding, (y) the Acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Expiry Date, the aggregate principal balance of such Equipment Notes is in excess of $400,000,000) or (z) the occurrence of a United Bankruptcy Event.

“Trust” means any of the Class AA Trust, the Class A Trust or the Class B Trust.

“Trust Accounts” has the meaning specified in Section 2.2(a).

“Trust Agreement” means any of the Class AA Trust Agreement, the Class A Trust Agreement or the Class B Trust Agreement.

“Trust Property”, with respect to any Trust, has the meaning set forth in the Trust Agreement for such Trust.

“Trustee” means any of the Class AA Trustee, the Class A Trustee or the Class B Trustee.

“Trustee Incumbency Certificate” has the meaning specified in Section 2.5(b).

“Trustee Representatives” has the meaning specified in Section 2.5(b).

“Unapplied Provider Advance”, with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

“Underwriters” means the Class AA/A Underwriters or the Class B Underwriters, as applicable.

“Underwriting Agreement” means the Class AA/A Underwriting Agreement or the Class B Underwriting Agreement, as applicable.

“United” means United Airlines, Inc., a Delaware corporation, and its successors and assigns.

“United Bankruptcy Event” means the occurrence and continuation of any of the following:

(a)    United shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or United shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or United shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against United in any such case, or United shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or United shall seek an agreement, composition, extension or adjustment with its creditors under such laws, or United’s board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing; or

(b)    an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of United, a receiver, trustee or liquidator of United or of any substantial part of its property, or any substantial part of the property of United shall be sequestered, or granting any other relief in respect of United as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 60 days after the date of entry thereof; or

(c)    a petition against United in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to United, any court of competent jurisdiction assumes jurisdiction, custody or control of United or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 60 days.

“United Provisions” has the meaning specified in Section 9.1(a).

“Written Notice” means, from the Subordination Agent, any Trustee or any Liquidity Provider, a written instrument executed by the Designated Representative of such Person. An invoice delivered by a Liquidity Provider pursuant to Section 3.1 in accordance with its normal invoicing procedures shall constitute Written Notice under such Section.

“WTNA” has the meaning specified in the recitals to this Agreement.

ARTICLE II

TRUST ACCOUNTS; CONTROLLING PARTY

SECTION 2.1.    Agreement to Terms of Subordination; Payments from Monies Received Only. (a) Each Trustee hereby acknowledges and agrees to the terms of subordination and distribution set forth in this Agreement in respect of each Class of Certificates and agrees to enforce such provisions and cause all payments in respect of the Equipment Notes held by the Subordination Agent and the Liquidity Facilities to be applied in accordance with the terms of this Agreement. In addition, each Trustee hereby agrees to cause the Equipment Notes purchased by the related Trust to be registered in the name of the Subordination Agent or its nominee, as agent and trustee for such Trustee, to be held in trust by the Subordination Agent solely for the purpose of facilitating the enforcement of the subordination and other provisions of this Agreement.

(b)    Except as otherwise expressly provided in the next succeeding sentence of this Section 2.1(b), all payments to be made by the Subordination Agent hereunder shall be made only from amounts received by it that constitute Scheduled Payments, Special Payments, payments under Section 8.1 of the Participation Agreements, or payments under Section 6 of the Note Purchase Agreement and only to the extent that the Subordination Agent shall have received sufficient income or proceeds therefrom to enable it to make such payments in accordance with the terms hereof. Each of the Trustees and the Subordination Agent hereby agrees and, as provided in each Trust Agreement, each Certificateholder, by its acceptance of a Certificate and each Liquidity Provider, by entering into the Liquidity Facility to which it is a party, has agreed to look solely to such amounts to the extent available for distribution to it as provided in this Agreement and to the relevant Deposits and that none of the Trustees, the Loan Trustees and the Subordination Agent is personally liable to any of them for any amounts payable or any liability under this Agreement, any Trust Agreement, any Liquidity Facility or such Certificate, except (in the case of the Subordination Agent) as expressly provided herein or (in the case of the Trustees) as expressly provided in each Trust Agreement or (in the case of the Loan Trustees) as expressly provided in any Operative Agreement.

SECTION 2.2.    Trust Accounts. (a) Upon the execution of this Agreement, the Subordination Agent shall establish and maintain in its name (i) the Collection Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders and, if applicable, the Liquidity Providers and (ii) as a sub-account in the Collection Account, the Special Payments Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders and, if applicable, the Liquidity Providers. The Subordination Agent shall establish and maintain the Cash Collateral Accounts pursuant to and under the circumstances set forth in Section 3.5(f) hereof. Upon such establishment and maintenance under Section 3.5(f) hereof, the Cash Collateral Accounts shall, together with the Special Payments Account and the Collection Account, constitute the “Trust Accounts” hereunder. Without limiting the foregoing, all monies credited to the Trust Accounts shall be, and shall remain, the property of the relevant Trust(s).

(b)    Funds on deposit in the Trust Accounts shall be invested and reinvested by the Subordination Agent in Eligible Investments selected by the Subordination Agent if such investments are reasonably available and have maturities no later than the earlier of (i) 90 days following the date of such investment and (ii) the Business Day immediately preceding the Regular Distribution Date or the date of the related distribution pursuant to Section 2.4 hereof, as the case may be, next following the date of such investment; provided, however, that following the making of a Special Termination Drawing or a Downgrade Drawing under any Liquidity Facility, the Subordination Agent shall invest and reinvest such funds in Eligible Investments at the direction of United (or, if and to the extent so specified to the Subordination Agent by United with respect to any Liquidity Facility, the Liquidity Provider with respect to such Liquidity Facility); provided further, however, that, notwithstanding the foregoing proviso, following the making of a Non-Extension Drawing under any Liquidity Facility, the Subordination Agent shall invest and reinvest the amounts in the Cash Collateral Account with respect to such Liquidity Facility in Eligible Investments pursuant to the written instructions of the Liquidity Provider funding such Drawing; provided further, however, that upon the occurrence and during the continuation of a Triggering Event, the Subordination Agent shall invest and reinvest such amounts in Eligible Investments in accordance with the written instructions of the Controlling Party. Unless otherwise expressly provided in this Agreement (including, without limitation, with respect to Investment Earnings on amounts on deposit in the Cash Collateral Accounts pursuant to Section 3.5(f) hereof), any Investment Earnings shall be deposited in the Collection Account when received by the Subordination Agent and shall be applied by the Subordination Agent in the same manner as the other amounts on deposit in the Collection Account are to be applied and any losses shall be charged against the principal amount invested, in each case net of the Subordination Agent’s reasonable fees and expenses in making such investments. The Subordination Agent shall not be liable for any loss resulting from any investment, reinvestment or liquidation required to be made under this Agreement other than by reason of its willful misconduct or gross negligence (or, with respect to the handling or transfer of funds, its own negligence). Eligible Investments and any other investment required to be made hereunder shall be held to their maturities except that any such investment may be sold (without regard to its maturity) by the Subordination Agent without instructions whenever such sale is necessary to make a distribution required under this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(c)    The Subordination Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon, except as otherwise expressly provided in Section 3.3(b) with respect to Investment Earnings). The Trust Accounts shall be held in trust by the Subordination Agent under the sole dominion and control of the Subordination Agent for the benefit of the Trustees, the Certificateholders and the Liquidity Providers, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Subordination Agent shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, for which a Ratings Confirmation for each Class of Certificates shall have been obtained) establish a new Collection Account, Special Payments Account or Cash Collateral Account, as the case may be, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Collection Account, Special Payments Account or Cash Collateral Account, as the case may be. So long as WTNA is an Eligible Institution, the Trust Accounts shall be maintained with it as Eligible Deposit Accounts.

SECTION 2.3.    Deposits to the Collection Account and Special Payments Account. (a) The Subordination Agent shall, upon receipt thereof, deposit in the Collection Account all Scheduled Payments received by it (other than any Scheduled Payment which by the express terms hereof is to be deposited to a Cash Collateral Account).

(b)    The Subordination Agent shall, on each date when one or more Special Payments are made to the Subordination Agent as holder of the Equipment Notes, deposit in the Special Payments Account the aggregate amount of such Special Payments.

SECTION 2.4.    Distributions of Special Payments. (a) Notice of Special Payment. Except as provided in Section 2.4(c) below, upon receipt by the Subordination Agent, as registered holder of the Equipment Notes, of any notice of a Special Payment (or, in the absence of any such notice, upon receipt by the Subordination Agent of a Special Payment), the Subordination Agent shall promptly give notice thereof to each Trustee and the Liquidity Providers. The Subordination Agent shall promptly calculate the amount of the redemption or purchase of Equipment Notes, the amount of any Overdue Scheduled Payment or the proceeds of Equipment Notes or Collateral, as the case may be, comprising such Special Payment under the applicable Indenture or Indentures and shall promptly send to each Trustee and each Liquidity Provider a Written Notice of such amount and the amount allocable to each Trust. Such Written Notice shall also set the distribution date for such Special Payment (a “Special Distribution Date”), which shall be the Business Day which immediately follows the later to occur of (x) the 15th day after the date of such Written Notice and (y) the date the Subordination Agent has received or expects to receive such Special Payment. Amounts on deposit in the Special Payments Account shall be distributed in accordance with Sections 2.4(b) and 2.4(c) and Article III hereof, as applicable.

For the purposes of the application of any Equipment Note Special Payment distributed on a Special Distribution Date in accordance with Section 3.2 hereof, so long as no Indenture Default shall have occurred and be continuing under any Indenture:

(i)    the amount of accrued and unpaid Liquidity Expenses that are not yet due that are payable pursuant to clause “second” thereof shall be multiplied by the Section 2.4 Fraction;

(ii)    clause “third” thereof shall be deemed to read as follows: “third, (x) such amount as shall be required to pay accrued and unpaid interest then in arrears on all Liquidity Obligations (at the rate, or in the amount, provided in the applicable Liquidity Facility) plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not in arrears multiplied by the Section 2.4 Fraction, and (y) if a Special Termination Drawing has been made under any Liquidity Facility and has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing shall be distributed to the Liquidity Providers, pro rata on the basis of the amounts owed to each Liquidity Provider”;

(iii)    clause “seventh” thereof shall be deemed to read as follows: “seventh, such amount as shall be required to pay accrued, due and unpaid interest at the Stated Interest Rate on the outstanding Pool Balance of the Class AA Certificates together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series AA Equipment Notes held in the Class AA Trust being redeemed, purchased or prepaid, in each case excluding interest, if any, payable with respect to the Deposits relating to the Class AA Trust, shall be distributed to the Class AA Trustee”;

(iv)    clause “eighth” thereof shall be deemed to read as follows: “eighth, such amount as shall be required to pay any accrued, due and unpaid Class A Adjusted Interest (excluding interest, if any, payable with respect to the Deposits relating to the Class A Trust) shall be distributed to the Class A Trustee”;

(v)    clause “ninth” thereof shall be deemed to read as follows: “ninth, such amount as shall be required to pay any accrued, due and unpaid Class B Adjusted Interest (excluding interest, if any, payable with respect to the Deposits relating to the Class B Trust) shall be distributed to the Class B Trustee”;

(vi)    clause “eleventh” thereof shall be deemed to read as follows: “eleventh, such amount as shall be required to pay in full accrued, due and unpaid interest at the Stated Interest Rate on the outstanding Pool Balance of the Class A Certificates which was not previously paid pursuant to clause “eighth” above, together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust and being redeemed, purchased or prepaid, in each case excluding interest, if any, payable with respect to the Deposits relating to the Class A Trust, shall be distributed to the Class A Trustee”; and

(vii)    clause “thirteenth” thereof shall be deemed to read as follows: “thirteenth, such amount as shall be required to pay in full accrued, due and unpaid interest at the Stated Interest Rate on the outstanding Pool Balance of the Class B Certificates which was not previously paid pursuant to clause “ninth” above, together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid, in each case excluding interest, if any, payable with respect to the Deposits relating to the Class B Trust, shall be distributed to the Class B Trustee”.

(b)    Investment of Amounts in Special Payments Account. Any amounts on deposit in the Special Payments Account prior to the distribution thereof pursuant to Section 2.4 or 3.2 shall be invested in accordance with Section 2.2(b). Investment Earnings on such investments shall be distributed in accordance with Article III hereof.

(c)    Certain Payments. Except for amounts constituting Liquidity Obligations which shall be distributed as provided in Section 3.2, the Subordination Agent will distribute promptly upon receipt thereof (i) any indemnity payment or expense reimbursement received by it from United in respect of any Trustee, any Liquidity Provider, any Paying Agent, any Depositary or any Escrow Agent (collectively, the “Payees”) and (ii) any compensation received by it from United under any Operative Agreement in respect of any Payee, directly to the Payee entitled thereto.

SECTION 2.5.    Designated Representatives. (a) With the delivery of this Agreement, the Subordination Agent shall furnish to each Liquidity Provider and each Trustee,

and from time to time thereafter may furnish to each Liquidity Provider and each Trustee, at the Subordination Agent’s discretion, or upon any Liquidity Provider’s or any Trustee’s request (which request shall not be made more than one time in any 12-month period), a certificate (a “Subordination Agent Incumbency Certificate”) of a Responsible Officer of the Subordination Agent certifying as to the incumbency and specimen signatures of the officers of the Subordination Agent and the attorney-in-fact and agents of the Subordination Agent (the “Subordination Agent Representatives”) authorized to give Written Notices on behalf of the Subordination Agent hereunder. Until each Liquidity Provider and each Trustee receives a subsequent Subordination Agent Incumbency Certificate, it shall be entitled to rely on the last Subordination Agent Incumbency Certificate delivered to it hereunder.

(b)    With the delivery of this Agreement, each Trustee shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Trustee’s discretion, or upon the Subordination Agent’s request (which request shall not be made more than one time in any 12-month period), a certificate (a “Trustee Incumbency Certificate”) of a Responsible Officer of such Trustee certifying as to the incumbency and specimen signatures of the officers of such Trustee and the attorney-in-fact and agents of such Trustee (the “Trustee Representatives”) authorized to give Written Notices on behalf of such Trustee hereunder. Until the Subordination Agent receives a subsequent Trustee Incumbency Certificate, it shall be entitled to rely on the last Trustee Incumbency Certificate delivered to it hereunder.

(c)    With the delivery of this Agreement, each Liquidity Provider shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Liquidity Provider’s discretion, or upon the Subordination Agent’s request (which request shall not be made more than one time in any 12-month period), a certificate (each, a “Provider Incumbency Certificate”) of any Responsible Officer of such Liquidity Provider certifying as to the incumbency and specimen signatures of any officer, attorney-in-fact, agent or other designated representative of such Liquidity Provider (in each case, the “Provider Representatives” and, together with the Subordination Agent Representatives and the Trustee Representatives, the “Designated Representatives”) authorized to give Written Notices on behalf of such Liquidity Provider hereunder. Until the Subordination Agent receives a subsequent Provider Incumbency Certificate, it shall be entitled to rely on the last Provider Incumbency Certificate delivered to it hereunder by the relevant Liquidity Provider.

SECTION 2.6.    Controlling Party. (a) The Trustees and the Liquidity Providers hereby agree that, with respect to any Indenture at any given time, the Loan Trustee thereunder will be directed in taking, or refraining from taking, any action under such Indenture or with respect to the Equipment Notes issued thereunder (i) so long as no Indenture Default has occurred and is continuing thereunder, by the holders of at least a majority of the outstanding principal amount of such Equipment Notes (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (i) in accordance with the directions of the Trustees (in the case of each such Trustee, with respect to the Equipment Notes issued under such Indenture and held as Trust Property of such Trust) constituting, in the aggregate, directions with respect to at least a majority of outstanding principal amount of Equipment Notes except as provided in Section 9.1(b)), and (ii) after the occurrence and during the continuance of an Indenture Default thereunder, in taking, or refraining from taking, any action under such Indenture or with respect to such Equipment Notes, including exercising remedies thereunder (including Accelerating the Equipment Notes issued thereunder or foreclosing the Lien on the Aircraft securing such Equipment Notes), by the Controlling Party.

(b)    The “Controlling Party” shall be (w) the Class AA Trustee, (x) upon payment of Final Distributions to the holders of Class AA Certificates, the Class A Trustee and (y) upon payment of the Final Distribution to the holders of Class A Certificates, the Class B Trustee. For purposes of giving effect to the provisions of Section 2.6(a) and this Section 2.6(b), the Trustees (other than the Controlling Party) irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes so held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and all Certificateholders.

The Subordination Agent shall give Written Notice to all of the other parties to this Agreement promptly upon a change in the identity of the Controlling Party. Each of the parties hereto agrees that it shall not exercise any of the rights of the Controlling Party at such time as it is not the Controlling Party hereunder; provided, however, that nothing herein contained shall prevent or prohibit any Non-Controlling Party from exercising such rights as shall be specifically granted to such Non-Controlling Party hereunder and under the other Operative Agreements.

(c)    Notwithstanding the foregoing provisions of clauses (a) and (b) above, at any time after 18 months from the earliest to occur of (i) the date on which the entire Required Amount as of such date under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing but including a Final Drawing or a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing that has been converted to a Final Drawing under such Liquidity Facility) and shall remain unreimbursed, (ii) the date on which the portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing equal to the Required Amount as of such date under any Liquidity Facility shall have become and remain “Applied Downgrade Advances”, “Applied Non-Extension Advances” or “Applied Special Termination Advances”, as the case may be, under and as defined in such Liquidity Facility and (iii) the date on which all Equipment Notes under all Indentures shall have been Accelerated (provided that (x) with respect to the period prior to the Delivery Period Expiry Date, such Equipment Notes have an aggregate outstanding principal balance of in excess of $400,000,000 and (y) in the event of a bankruptcy proceeding under the Bankruptcy Code in which United is a debtor, any amounts payable in respect of Equipment Notes which have become immediately due and payable by declaration or otherwise shall not be considered Accelerated for purposes of this sub-clause (iii) until the expiration of the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code or such longer period as may apply under Section 1110(a)(2)(B) or Section 1110(b) of the Bankruptcy Code), the Liquidity Provider with the highest outstanding aggregate amount of Liquidity Obligations owed to it (so long as such Liquidity Provider has not defaulted in its obligation to make any Drawing under any Liquidity Facility) shall have the right to elect, by Written Notice to the Subordination Agent and each of the Trustees, to become the Controlling Party hereunder at any time from and including the last day of such 18-month period.

(d)    The exercise of remedies by the Controlling Party under this Agreement shall be expressly limited by Sections 4.1(a)(ii) and 4.1(a)(iii) hereof.

(e)    The Controlling Party shall not be entitled to require or obligate any Non-Controlling Party to provide funds necessary to exercise any right or remedy hereunder.

ARTICLE III

RECEIPT, DISTRIBUTION AND APPLICATION

OF AMOUNTS RECEIVED

SECTION 3.1.    Written Notice of Distribution. (a) No later than 3:00 P.M. (New York City time) on the Business Day immediately preceding each Distribution Date, each of the following Persons shall deliver to the Subordination Agent a Written Notice setting forth the following information as at the close of business on such Business Day:

(i)    with respect to the Class AA Certificates, the Class AA Trustee shall separately set forth the amounts to be paid in accordance with clause “first” of Section 3.2 hereof (to reimburse payments made by such Trustee or the Class AA Certificateholders, as the case may be, pursuant to subclause (ii) or (iv) of clause “first”), subclauses (ii) and (iii) of clause “sixth” of Section 3.2 hereof and clauses “seventh” and “tenth” of Section 3.2 hereof;

(ii)    with respect to the Class A Certificates, the Class A Trustee shall separately set forth the amounts to be paid in accordance with clause “first” of Section 3.2 hereof (to reimburse payments made by such Trustee or the Class A Certificateholders, as the case may be, pursuant to subclause (ii) or (iv) of clause “first”), subclauses (ii) and (iii) of clause “sixth” of Section 3.2 hereof and clauses “eighth”, “eleventh” and “twelfth”of Section 3.2 hereof;

(iii)    with respect to the Class B Certificates, the Class B Trustee shall separately set forth the amounts to be paid in accordance with clause “first” of Section 3.2 hereof (to reimburse payments made by such Trustee or the Class B Certificateholders, as the case may be, pursuant to subclause (ii) or (iv) of clause “first”), subclauses (ii) and (iii) of clause “sixth” of Section 3.2 hereof and clauses “ninth”, “thirteenth” and “fourteenth” of Section 3.2 hereof;

(iv)    with respect to each Liquidity Facility, the Liquidity Provider thereunder shall separately set forth the amounts to be paid to it in accordance with subclauses (iii) and (iv) of clause “first” of Section 3.2 hereof, clause “second” of Section 3.2 hereof, clause “third” of Section 3.2 hereof, clause “fourth” of Section 3.2 hereof and clause “fifth” of Section 3.2 hereof; and

(v)    each Trustee shall set forth the amounts to be paid in accordance with clause “sixth” of Section 3.2 hereof.

(b)    At such time as a Trustee or a Liquidity Provider shall have received all amounts owing to it (and, in the case of a Trustee, the Certificateholders for which it is acting) pursuant to Section 3.2 hereof, as applicable, and, in the case of a Liquidity Provider, its commitment or obligations under the related Liquidity Facility shall have terminated or expired, such Person shall, by a Written Notice, so inform the Subordination Agent and each other party to this Agreement.

(c)    As provided in Section 6.5 hereof, the Subordination Agent shall be fully protected in relying on any of the information set forth in a Written Notice provided by any Trustee or any Liquidity Provider pursuant to paragraphs (a) and (b) above and shall have no independent obligation to verify, calculate or recalculate any amount set forth in any Written Notice delivered in accordance with such paragraphs.

(d)    Any Written Notice delivered by a Trustee, a Liquidity Provider or the Subordination Agent, as applicable, pursuant to Section 3.1(a) hereof, if made prior to 10:00 A.M. (New York City time) on any Business Day, shall be effective on the date delivered (or if delivered later on a Business Day or if delivered on a day which is not a Business Day shall be effective as of the next Business Day). Subject to the terms of this Agreement, the Subordination Agent shall as promptly as practicable comply with any such instructions; provided, however, that any transfer of funds pursuant to any instruction received after 10:00 A.M. (New York City time) on any Business Day may be made on the next succeeding Business Day.

(e)    In the event the Subordination Agent shall not receive from any Person any information set forth in paragraph (a) above which is required to enable the Subordination Agent to make a distribution to such Person pursuant to Section 3.2 hereof, the Subordination Agent shall request such information and, failing to receive any such information, the Subordination Agent shall not make such distribution(s) to such Person. In such event, the Subordination Agent shall make distributions pursuant to clauses “first” through “fourteenth” of Section 3.2 to the extent it shall have sufficient information to enable it to make such distributions, and shall continue to hold any funds remaining, after making such distributions, until the Subordination Agent shall receive all necessary information to enable it to distribute any funds so withheld.

(f)    On such dates (but not more frequently than monthly) as any Liquidity Provider or any Trustee shall request, but in any event automatically at the end of each calendar quarter, the Subordination Agent shall send to such party a written statement reflecting all amounts on deposit with the Subordination Agent pursuant to Section 3.1(e) hereof.

The notices required under Section 3.1(a) may be in the form of a schedule or similar document provided to the Subordination Agent by the parties referenced therein or by any one of them, which schedule or similar document may state that, unless there has been a prepayment of the Certificates, such schedule or similar document is to remain in effect until any substitute notice or amendment shall be given to the Subordination Agent by the party providing such notice.

SECTION 3.2.    Distribution of Amounts on Deposit in the Collection Account. Except as otherwise provided in Sections 2.4, 3.1(e), 3.3, 3.5(b), 3.5(k) and 3.5(m), amounts on deposit in the Collection Account (including amounts on deposit in the Special Payments Account) shall be promptly distributed on each Regular Distribution Date (or, in the case of any amount described in Section 2.4(a), on the Special Distribution Date thereof) in the following order of priority and in accordance with the information provided to the Subordination Agent pursuant to Section 3.1(a) hereof:

first, such amount as shall be required to reimburse (i) the Subordination Agent for any reasonable out-of-pocket costs and expenses actually incurred by it (to the extent not previously reimbursed) or reasonably expected to be incurred by it for the period ending on the next succeeding Regular Distribution Date (which shall not exceed $150,000 unless approved in writing by the Controlling Party) in the protection of, or the realization of the value of, the Equipment Notes or any Collateral, shall be applied by the Subordination Agent in reimbursement of such costs and expenses, (ii) any Trustee for any amounts of the nature described in clause (i) above actually incurred by it under the applicable Trust Agreement (to the extent not previously reimbursed), shall be distributed to such Trustee, (iii) any Liquidity Provider for any amounts of the nature described in clause (i) above actually incurred by it (to the extent not previously reimbursed), shall be distributed to such Liquidity Provider, and (iv) any Liquidity Provider or any Certificateholder for payments, if any, made by it to the Subordination Agent or any Trustee in respect of amounts described in clause (i) above actually incurred by it (to the extent not previously reimbursed) (collectively, the “Administration Expenses”), shall be distributed to such Liquidity Provider or the applicable Trustee for the account of such Certificateholder, in each such case, pro rata on the basis of all amounts described in clauses (i) through (iv) above;

second, such amount as shall be required to pay all accrued and unpaid Liquidity Expenses owed to each Liquidity Provider shall be distributed to the Liquidity Providers pro rata on the basis of the amount of Liquidity Expenses owed to each Liquidity Provider;

third, (i) such amount as shall be required to pay the aggregate amount of accrued and unpaid interest on all Liquidity Obligations (at the rate, or in the amount, provided in the applicable Liquidity Facility) shall be distributed to the Liquidity Providers pro rata on the basis of the amounts owed to each Liquidity Provider and (ii) if a Special Termination Drawing has been made under any Liquidity Facility and has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing shall be distributed to the Liquidity Providers pro rata on the basis of the amounts owed to each Liquidity Provider;

fourth, such amount as shall be required (A) if any Cash Collateral Account had been previously funded as provided in Section 3.5(f), unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Liquidity Facility or an Interest Drawing for such Liquidity Facility shall have been converted into a Final Drawing, to fund such Cash Collateral Account up to its Required Amount shall be deposited in such Cash Collateral Account, (B) if any Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Liquidity Facility or an Interest Drawing for such Liquidity Facility shall have been converted into a Final Drawing, to deposit into the related Cash Collateral Account an amount equal to such Cash Collateral Account’s Required Amount shall be deposited in such Cash Collateral Account, and (C) if, with respect to any particular Liquidity Facility, neither subclause (A) nor subclause (B) of this clause “fourth” is applicable, to pay or reimburse the Liquidity Provider in respect of such Liquidity Facility in an amount equal to the amount of all Liquidity Obligations then due under such Liquidity Facility (other than amounts payable pursuant to clause “second” or “third” of this Section 3.2), pro rata on the basis of the amounts of all such deficiencies and/or unreimbursed Liquidity Obligations payable to each Liquidity Provider;

fifth, if, with respect to any particular Liquidity Facility, any amounts are to be distributed pursuant to either subclause (A) or (B) of clause “fourth” above, then the Liquidity Provider with respect to such Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Liquidity Facility over (y) the Required Amount for the relevant Class, pro rata on the basis of such amounts in respect of each Liquidity Provider;

sixth, such amount as shall be required to reimburse or pay (i) the Subordination Agent for any Tax (other than Taxes imposed on compensation paid hereunder), expense, fee, charge or other loss incurred by or any other amount payable to the Subordination Agent in connection with the transactions contemplated hereby (to the extent not previously reimbursed), shall be applied by the Subordination Agent in reimbursement of such amount, (ii) each Trustee for any Tax (other than Taxes imposed on compensation paid under the applicable Trust Agreement), expense, fee, charge, loss or any other amount payable to such Trustee under the applicable Trust Agreement (to the extent not previously reimbursed), shall be distributed to such Trustee, and (iii) each Certificateholder for payments, if any, made by it pursuant to Section 5.2 hereof in respect of amounts described in clause (i) above, shall be distributed to the applicable Trustee for the account of such Certificateholder, in each case, pro rata on the basis of all amounts described in clauses (i) through (iii) above;

seventh, such amount as shall be required to pay in full accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class AA Certificates (excluding interest, if any, payable with respect to the Deposits relating to the Class AA Trust) shall be distributed to the Class AA Trustee;

eighth, such amount as shall be required to pay unpaid Class A Adjusted Interest (excluding interest, if any, payable with respect to the Deposits relating to the Class A Trust) shall be distributed to the Class A Trustee;

ninth, such amount as shall be required to pay unpaid Class B Adjusted Interest (excluding interest, if any, payable with respect to the Deposits relating to the Class B Trust) shall be distributed to the Class B Trustee;

tenth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class AA Certificates on such Distribution Date shall be distributed to the Class AA Trustee;

eleventh, such amount as shall be required to pay in full accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates which was not previously paid pursuant to clause “eighth” above (excluding interest, if any, payable with respect to the Deposits related to the Class A Trust) shall be distributed to the Class A Trustee;

twelfth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class A Certificates on such Distribution Date shall be distributed to the Class A Trustee;

thirteenth, such amount as shall be required to pay in full accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates which was not previously paid pursuant to clause “ninth” above (excluding interest, if any, payable with respect to the Deposits related to the Class B Trust) shall be distributed to the Class B Trustee;

fourteenth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class B Certificates on such Distribution Date shall be distributed to the Class B Trustee; and

fifteenth, the balance, if any, of any such amount remaining thereafter shall be held in the Collection Account for later distribution in accordance with this Article III.

With respect to clauses “first” and “sixth” above, no amounts shall be reimbursable to the Subordination Agent, any Trustee, any Liquidity Provider or any Certificateholder for any payments made by any such Person in connection with any Equipment Note that is no longer held by the Subordination Agent (to the extent that such payments relate to periods after such Equipment Note ceases to be held by the Subordination Agent).

SECTION 3.3.    Other Payments. (a) Any payments received by the Subordination Agent for which no provision as to the application thereof is made in this Agreement shall be distributed by the Subordination Agent (i) in the order of priority specified in Section 3.2 hereof and (ii) to the extent received or realized at any time after the Final Distributions for each Class of Certificates have been made, in the manner provided in clause “first” of Section 3.2 hereof.

(b)    Notwithstanding the priority of payments specified in Section 3.2, in the event any Investment Earnings on amounts on deposit in any Cash Collateral Account resulting from an Unapplied Provider Advance or Unapplied Special Termination Advance are deposited in the Collection Account or the Special Payments Account, such Investment Earnings shall be used to pay interest payable in respect of such Unapplied Provider Advance or such Unapplied Special Termination Advance, as the case may be, to the extent of such Investment Earnings.

(c)    If the Subordination Agent receives any Scheduled Payment after the Scheduled Payment Date relating thereto, but prior to such payment becoming an Overdue Scheduled Payment, then the Subordination Agent shall deposit such Scheduled Payment in the Collection Account and promptly distribute such Scheduled Payment in accordance with the priority of distributions set forth in Section 3.2 hereof; provided that, for the purposes of this Section 3.3(c) only, each reference in clause “tenth”, “twelfth” or “fourteenth” of Section 3.2 to “Distribution Date” shall be deemed to refer to such Scheduled Payment Date.

SECTION 3.4.    Payments to the Trustees and the Liquidity Providers. Any amounts distributed hereunder to any Liquidity Provider shall be paid to such Liquidity Provider by wire transfer of funds to the account that such Liquidity Provider shall provide to the Subordination Agent. The Subordination Agent shall provide a Written Notice of any such transfer to the applicable Liquidity Provider at the time of such transfer. Any amounts distributed hereunder by the Subordination Agent to any Trustee which shall not be the same institution as the Subordination Agent shall be paid to such Trustee by wire transfer to the account such Trustee shall provide to the Subordination Agent.

SECTION 3.5.    Liquidity Facilities. (a) Interest Drawings. If on any Distribution Date, after giving effect to the subordination provisions of this Agreement, the Subordination Agent shall not have sufficient funds for the payment of any amounts due and owing in respect of accrued interest on the Class AA Certificates, the Class A Certificates or the Class B Certificates (at the Stated Interest Rate for such Class of Certificates) (other than any amount of interest which was due and payable on the Class AA Certificates, the Class A Certificates or the Class B Certificates on such Distribution Date but which remains unpaid due to the failure of the Depositary to pay any amount of accrued interest on the Deposits on such Distribution Date), then, prior to 12:30 p.m. (New York City time) on such Distribution Date, (i) the Subordination Agent shall request a drawing (each such drawing, an “Interest Drawing”) under the Liquidity Facility with respect to such Class of Certificates in an amount equal to the lesser of (x) an amount sufficient to pay the amount of such accrued interest (at the applicable Stated Interest Rate for such Class of Certificates) and (y) the Available Amount under such Liquidity Facility, and (ii) the Subordination Agent shall pay such amount to the Trustee with respect to such Class of Certificates in payment of such accrued interest.

(b)    Application of Interest Drawings. Notwithstanding anything to the contrary contained in this Agreement, (i) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class AA Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class AA Cash Collateral Account, and payable in each case to the Class AA Certificateholders or the Class AA Trustee, shall be promptly distributed to the Class AA Trustee, (ii) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class A Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class A Cash Collateral Account, and payable in each case to the Class A Certificateholders or the Class A Trustee, shall be promptly distributed to the Class A Trustee and (iii) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class B Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class B Cash Collateral Account, and payable in each case to the Class B Certificateholders or the Class B Trustee, shall be promptly distributed to the Class B Trustee.

(c)    Downgrade Drawings. (i) Each Liquidity Provider shall promptly, but in any event within ten days of the occurrence of a Downgrade Event with respect to it (the date of such occurrence, the “Downgrade Date”), deliver notice of such Downgrade Event and the related Downgrade Date to the Subordination Agent and United. With respect to each Liquidity Facility, a Downgrade Drawing shall be requested by the Subordination Agent thereunder as provided in Section 3.5(c)(iii), if at any time a Downgrade Event shall have occurred with respect to such Liquidity Facility (such Liquidity Facility following a Downgrade Event being referred to as a “Downgraded Facility”), unless an event described in clause (A) or (B) of Section 3.5(c)(ii) occurs with respect to such Liquidity Facility.

(ii) If at any time any Liquidity Facility becomes a Downgraded Facility, the Subordination Agent shall request a Downgrade Drawing thereunder in accordance with Section 3.5(c)(iii), unless (A) the Liquidity Provider under such Downgraded Facility or United arranges for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility to the Subordination Agent within 35 days after the applicable Downgrade Date (but not later than the expiration date of such Downgraded Facility) or (B) on or before the date 30 days after such Downgrade Date, the Rating Agency downgrading, withdrawing or suspending the rating of the applicable Liquidity Provider provides a written confirmation to the Subordination Agent that such downgrading, withdrawal or suspension will not result in a downgrading, withdrawal or suspension of the rating then in effect for the related Class of Certificates by such Rating Agency. In the event the relevant Rating Agency does not provide the written confirmation contemplated in clause (B) of the preceding sentence on or before the 30th day after such Downgrade Date and no Replacement Liquidity Provider has been arranged in accordance with clause (A) of the preceding sentence, the Liquidity Provider shall notify the Subordination Agent and United that a Downgrade Drawing will be required on the date 35 days after such Downgrade Date (but not later than the expiration date of such Downgraded Facility).

(iii) Upon the occurrence of any Downgrade Event with respect to any Liquidity Facility, unless a Replacement Liquidity Facility is arranged as provided in Section 3.5(c)(ii)(A) or the relevant Rating Agency provides the written confirmation as provided in Section 3.5(c)(ii)(B), the Subordination Agent shall, on the 35th day after the applicable Downgrade Event (or if such 35th day is not a Business Day, on the next succeeding Business Day) (or, if earlier, the expiration date of such Downgraded Facility), request a drawing in accordance with and to the extent permitted by such Downgraded Facility (such drawing, a “Downgrade Drawing”) of the Available Amount thereunder. Amounts drawn pursuant to a Downgrade Drawing shall be maintained and invested as provided in Section 3.5(f) hereof. The applicable Liquidity Provider may also arrange for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility at any time after such Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to such Liquidity Provider.

(iv) For the avoidance of doubt, the provisions of this Section 3.5(c) shall apply to each occurrence of a Downgrade Event with respect to a Liquidity Provider until a Downgrade Drawing shall have been made under the applicable Liquidity Facility, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in Section 3.5(c)(ii)(B) has been obtained with respect to any prior occurrence of a Downgrade Event.

(v) If at any time after making a Downgrade Drawing, the applicable Liquidity Provider satisfies the Threshold Rating and delivers written notice to such effect to the Subordination Agent and United, as of the second Business Day following receipt of such notice, (i) the Downgraded Facility shall cease to be a Downgraded Facility and (ii) the Subordination Agent shall withdraw the unapplied amount of such Downgrade Drawing on deposit in the applicable Cash Collateral Account and reimburse such amount to the applicable Liquidity Provider.

(d)    Non-Extension Drawings. Except in the case of a Liquidity Facility that is scheduled to expire on a date no earlier than 15 days after the Final Legal Distribution Date for the related Class of Certificates, if in any calendar year before the 25th day prior to the anniversary date of the Closing Date in such calendar year (such 25th day, the “Notice Date”), the Liquidity Provider under a Liquidity Facility shall have advised the Subordination Agent that the Expiry Date under such Liquidity Facility shall not be extended beyond such anniversary date and on or before such Notice Date, such Liquidity Facility shall not have been replaced in accordance with Section 3.5(e), the Subordination Agent shall, on the Notice Date (or as soon as possible thereafter), in accordance with the terms of such Liquidity Facility (a “Non-Extended Facility”), request a drawing under such expiring Liquidity Facility (such drawing, a “Non-Extension Drawing”) of the Available Amount thereunder. Amounts drawn pursuant to a Non-Extension Drawing shall be maintained and invested in accordance with Section 3.5(f) hereof.

(e)    Issuance of Replacement Liquidity Facility. (i) At any time, United may, at its option, with cause or without cause, arrange for a Replacement Liquidity Facility to replace any Liquidity Facility for any Class of Certificates (including any Replacement Liquidity Facility provided pursuant to Section 3.5(e)(ii) hereof); provided, however, that the initial Liquidity Provider for any Liquidity Facility shall not be replaced by United as a Liquidity Provider with respect to such Liquidity Facility without the consent of such Liquidity Provider (such consent not to be unreasonably withheld or delayed) during the period prior to the third anniversary of the Closing Date unless (A) there shall have become due to such initial Liquidity Provider, or such initial Liquidity Provider shall have demanded, amounts pursuant to Section 3.01, 3.02 or 3.03 of any applicable Liquidity Facility and the replacement of such initial Liquidity Provider would reduce or eliminate the obligation to pay such amounts or United determines in good faith that there is a substantial likelihood that such initial Liquidity Provider will have the right to claim any such amounts (unless such initial Liquidity Provider waives, in writing, any right it may have to claim such amounts), which determination shall be set forth in a certificate delivered by United to such initial Liquidity Provider setting forth the basis for such determination and accompanied by an opinion of outside counsel selected by United and reasonably acceptable to such initial Liquidity Provider verifying the legal conclusions, if any, of such certificate relating to such basis, provided that, in the case of any likely claim for such amounts based upon any proposed, or proposed change in, law, rule, regulation, interpretation, directive, requirement, request or administrative practice, such opinion may assume the adoption or promulgation of such proposed matter, (B) it shall become unlawful or impossible for such initial Liquidity Provider (or its Facility Office) to maintain or fund its LIBOR Advances as described in Section 3.10 of any Liquidity Facility, (C) any Liquidity Facility of such initial Liquidity Provider shall become a Downgraded Facility or a Non-Extended Facility or a Downgrade Drawing or a Non-Extension Drawing shall have occurred under any Liquidity Facility of such initial Liquidity Provider or (D) such initial Liquidity Provider shall have breached any of its payment (including, without limitation, funding) obligations under any Liquidity Facility in respect of which it is the Liquidity Provider. If such Replacement Liquidity Facility is provided at any time after a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing has been made, all funds on deposit in the relevant Cash Collateral Account will be returned to the Liquidity Provider being replaced.

(ii)    If any Liquidity Provider shall determine not to extend any of its Liquidity Facilities in accordance with Section 3.5(d), then such Liquidity Provider may, at its option, arrange for a Replacement Liquidity Facility to replace such Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then effective Expiry Date of such Liquidity Facility. At any time after a Non-Extension Drawing has been made under any Liquidity Facility, the Liquidity Provider thereunder may, at its option, arrange for a Replacement Liquidity Facility to replace the Liquidity Facility under which such Non-Extension Drawing has been made.

(iii)    No Replacement Liquidity Facility arranged by United or a Liquidity Provider in accordance with clause (i) or (ii) above or pursuant to Section 3.5(c), respectively, shall become effective and no such Replacement Liquidity Facility shall be deemed a “Liquidity Facility” under the Operative Agreements, unless and until (A) each of the conditions referred to in sub-clauses (iv)(x) and (z) below shall have been satisfied, (B) if such Replacement Liquidity Facility shall materially adversely affect the rights, remedies, interests or obligations of the Class AA Certificateholders, the Class A Certificateholders or the Class B Certificateholders under any of the Operative Agreements, the applicable Trustee shall have consented, in writing, to the execution and issuance of such Replacement Liquidity Facility and (C) in the case of a Replacement Liquidity Facility arranged by a Liquidity Provider under Section 3.5(e)(ii) or pursuant to Section 3.5(c), such Replacement Liquidity Facility is acceptable to United.

(iv)    In connection with the issuance of each Replacement Liquidity Facility, the Subordination Agent shall (x) prior to the issuance of such Replacement Liquidity Facility, obtain written confirmation from each Rating Agency that such Replacement Liquidity Facility will not cause a reduction of the rating then in effect for the related Class of Certificates by such Rating Agency (without regard to any downgrading of any rating of any Liquidity Provider being replaced pursuant to Section 3.5(c) hereof), (y) pay all Liquidity Obligations then owing to the replaced Liquidity Provider (which payment shall be made first from available funds in the applicable Cash Collateral Account as described in clause (v) of Section 3.5(f) hereof, and thereafter from any other available source, including, without limitation, a drawing under the Replacement Liquidity Facility) and (z) cause the issuer of the Replacement Liquidity Facility to deliver the Replacement Liquidity Facility to the Subordination Agent, together with a legal opinion opining that such Replacement Liquidity Facility is an enforceable obligation of such Replacement Liquidity Provider.

(v)    Upon satisfaction of the conditions set forth in clauses (iii) and (iv) of this Section 3.5(e) with respect to a Replacement Liquidity Facility, (w) the replaced Liquidity

Facility shall terminate, (x) the Subordination Agent shall, if and to the extent so requested by United or the Liquidity Provider being replaced, execute and deliver any certificate or other instrument required in order to terminate the replaced Liquidity Facility, shall surrender the replaced Liquidity Facility to the Liquidity Provider being replaced and shall execute and deliver the Replacement Liquidity Facility and any associated fee letter, (y) each of the parties hereto shall enter into any amendments to this Agreement necessary to give effect to (1) the replacement of the applicable Liquidity Provider with the applicable Replacement Liquidity Provider and (2) the replacement of the applicable Liquidity Facility with the applicable Replacement Liquidity Facility and (z) the applicable Replacement Liquidity Provider shall be deemed to be a Liquidity Provider with the rights and obligations of a Liquidity Provider hereunder and under the other Operative Agreements and such Replacement Liquidity Facility shall be deemed to be a Liquidity Facility hereunder and under the other Operative Agreements.

(f)    Cash Collateral Accounts; Withdrawals; Investments. In the event the Subordination Agent shall draw all available amounts under the Class AA Liquidity Facility, the Class A Liquidity Facility or the Class B Liquidity Facility pursuant to Section 3.5(c), 3.5(d), 3.5(i) or 3.5(m) hereof, or in the event amounts are to be deposited in the Class AA Cash Collateral Account, the Class A Cash Collateral Account or the Class B Cash Collateral Account pursuant to subclause (A) or (B) of clause “fourth” of Section 3.2, amounts so drawn or to be deposited, as the case may be, shall be deposited by the Subordination Agent in the Class AA Cash Collateral Account, the Class A Cash Collateral Account or the Class B Cash Collateral Account, as applicable. All amounts on deposit in each Cash Collateral Account shall be invested and reinvested in Eligible Investments in accordance with Section 2.2(b) hereof.

On each Interest Payment Date (or, in the case of any Special Distribution Date with respect to the distribution of a Special Payment, on such Special Distribution Date), Investment Earnings on amounts on deposit in each Cash Collateral Account with respect to any Liquidity Facility (or, in the case of any Special Distribution Date with respect to the distribution of a Special Payment, so long as no Indenture Default shall have occurred and be continuing under any Indenture, a fraction of such Investment Earnings equal to the Section 2.4 Fraction) shall be deposited in the Collection Account (or, in the case of any Special Distribution Date with respect to the distribution of a Special Payment, the Special Payments Account) and applied on such Interest Payment Date (or Special Distribution Date, as the case may be) in accordance with Section 3.2 or 3.3 (as applicable). The Subordination Agent shall deliver a written statement to United and each Liquidity Provider one day prior to each Interest Payment Date and Special Distribution Date setting forth the aggregate amount of Investment Earnings held in the Cash Collateral Accounts as of such date. In addition, from and after the date funds are so deposited, the Subordination Agent shall make withdrawals from such accounts as follows:

(i)    on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class AA Certificates (at the Stated Interest Rate for the Class AA Certificates) (other than any amounts unpaid as a result of the failure of the Depositary to pay any amount of accrued interest on the related Deposits on such Distribution Date) after giving effect to the subordination provisions of this Agreement, withdraw from the Class AA Cash Collateral Account, and pay to the Class AA Trustee, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class AA Certificates) on the Class AA Certificates (excluding interest, if any, payable with respect to the Deposits relating to the Class AA Trust) and (y) the amount on deposit in the Class AA Cash Collateral Account;

(ii)    on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class A Certificates (at the Stated Interest Rate for the Class A Certificates) (other than any amounts unpaid as a result of the failure of the Depositary to pay any amount of accrued interest on the related Deposits on such Distribution Date) after giving effect to the subordination provisions of this Agreement, withdraw from the Class A Cash Collateral Account, and pay to the Class A Trustee, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class A Certificates) (excluding interest, if any, payable with respect to the Deposits relating to the Class A Trust) on the Class A Certificates and (y) the amount on deposit in the Class A Cash Collateral Account;

(iii)    on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class B Certificates (at the Stated Interest Rate for the Class B Certificates) (other than any amounts unpaid as a result of the failure of the Depositary to pay any amount of accrued interest on the related Deposits on such Distribution Date) after giving effect to the subordination provisions of this Agreement, withdraw from the Class B Cash Collateral Account, and pay to the Class B Trustee, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class B Certificates) (excluding interest, if any, payable with respect to the Deposits relating to the Class B Trust) on the Class B Certificates and (y) the amount on deposit in the Class B Cash Collateral Account;

(iv)    on each date on which the Pool Balance of the Class AA Trust shall have been reduced by payments made to the Class AA Certificateholders pursuant to Section 3.2 hereof or pursuant to Section 2.03 of the Escrow and Paying Agent Agreement for such Class, the Subordination Agent shall withdraw from the Class AA Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date (and any reduction in the amounts on deposit in the Class AA Cash Collateral Account resulting from a prior withdrawal of amounts on deposit in the Class AA Cash Collateral Account on such date) and any transfer of Investment Earnings from such Cash Collateral Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (with respect to the Class AA Liquidity Facility) plus (if on a Distribution Date not coinciding with an Interest Payment Date) Investment Earnings on deposit in such Cash Collateral Account (after giving effect to any such transfer of Investment Earnings) will be on deposit in the Class AA Cash Collateral Account and shall first, pay such withdrawn amount to the Class AA Liquidity Provider until the Liquidity Obligations (with respect to the Class AA Certificates) owing to such Liquidity Provider shall have been paid in full, and second, deposit any remaining withdrawn amount in the Collection Account;

(v)    on each date on which the Pool Balance of the Class A Trust shall have been reduced by payments made to the Class A Certificateholders pursuant to Section 3.2 hereof or pursuant to Section 2.03 of the Escrow and Paying Agent Agreement for such Class, the Subordination Agent shall withdraw from the Class A Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date (and any reduction in the amounts on deposit in the Class A Cash Collateral Account resulting from a prior withdrawal of amounts on deposit in the Class A Cash Collateral Account on such date) and any transfer of Investment Earnings from such Cash Collateral Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (with respect to the Class A Liquidity Facility) plus (if on a Distribution Date not coinciding with an Interest Payment Date) Investment Earnings on deposit in such Cash Collateral Account (after giving effect to any such transfer of Investment Earnings) will be on deposit in the Class A Cash Collateral Account and shall first, pay such withdrawn amount to the Class A Liquidity Provider until the Liquidity Obligations (with respect to the Class A Certificates) owing to such Liquidity Provider shall have been paid in full, and second, deposit any remaining withdrawn amount in the Collection Account;

(vi)    on each date on which the Pool Balance of the Class B Trust shall have been reduced by payments made to the Class B Certificateholders pursuant to Section 3.2 hereof or pursuant to Section 2.03 of the Escrow and Paying Agent Agreement for such Class, the Subordination Agent shall withdraw from the Class B Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date (and any reduction in the amounts on deposit in the Class B Cash Collateral Account resulting from a prior withdrawal of amounts on deposit in the Class B Cash Collateral Account on such date) and any transfer of Investment Earnings from such Cash Collateral Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (with respect to the Class B Liquidity Facility) plus (if on a Distribution Date not coinciding with an Interest Payment Date) Investment Earnings on deposit in such Cash Collateral Account (after giving effect to any such transfer of Investment Earnings) will be on deposit in the Class B Cash Collateral Account and shall first, pay such withdrawn amount to the Class B Liquidity Provider until the Liquidity Obligations (with respect to the Class B Certificates) owing to such Liquidity Provider shall have been paid in full, and second, deposit any remaining withdrawn amount in the Collection Account;

(vii)    if a Replacement Liquidity Facility for any Class of Certificates shall be delivered to the Subordination Agent following the date on which funds have been deposited into the Cash Collateral Account related to the Liquidity Facility for such Class of Certificates, the Subordination Agent shall withdraw all amounts on deposit in such Cash Collateral Account and shall pay such amounts to the replaced Liquidity Provider until all Liquidity Obligations owed to such Person shall have been paid in full, and shall deposit any remaining amount in the Collection Account;

(viii)    if the Liquidity Provider with respect to a Downgraded Facility satisfies the Threshold Rating and delivers written notice to such effect to the Subordination Agent and United, on the second Business Day following receipt of such notice, the

Subordination Agent shall withdraw all amounts remaining on deposit in the applicable Cash Collateral Account constituting the unapplied amount of any Downgrade Drawing and shall pay such amounts to such Liquidity Provider and the obligations of the Liquidity Provider shall be reinstated in accordance with the applicable Liquidity Facility; and

(ix)    following the payment of Final Distributions with respect to any Class of Certificates, on the date on which the Subordination Agent shall have been notified by the Liquidity Provider for such Class of Certificates that the Liquidity Obligations owed to such Liquidity Provider have been paid in full, the Subordination Agent shall withdraw all amounts on deposit in the Cash Collateral Account related to the Liquidity Facility in respect of such Class of Certificates and shall deposit such amount in the Collection Account.

(g)    Reinstatement. With respect to any Interest Drawing under the Liquidity Facility for any Trust, upon the reimbursement of the applicable Liquidity Provider for all or any part of the amount of such Interest Drawing, together with any accrued interest thereon, the Available Amount of such Liquidity Facility shall be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to the applicable Liquidity Provider but not to exceed the Stated Amount for such Liquidity Facility; provided, however, that such Liquidity Facility shall not be so reinstated in part or in full at any time if (x) both a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (y) a Final Drawing, a Non-Extension Drawing, a Downgrade Drawing or a Special Termination Drawing shall have occurred with respect to such Liquidity Facility or an Interest Drawing for such Liquidity Facility shall have been converted into a Final Drawing. In the event that, with respect to any Liquidity Facility, (i) funds are withdrawn from the related Cash Collateral Account pursuant to clause (i), (ii) or (iii) of Section 3.5(f) hereof or (ii) such Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, then funds received by the Subordination Agent at any time other than (x) any time when a Liquidity Event of Default shall have occurred and be continuing with respect to such Liquidity Facility and a Performing Note Deficiency exists or (y) any time after a Final Drawing shall have occurred with respect to such Liquidity Facility or an Interest Drawing for such Liquidity Facility shall have been converted into a Final Drawing, shall be deposited in such Cash Collateral Account as and to the extent provided in clause “fourth” of Section 3.2 and applied in accordance with Section 3.5(f) hereof.

(h)    Reimbursement. The amount of each drawing under the Liquidity Facilities shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in the Liquidity Facilities.

(i)    Final Drawing. Upon receipt from a Liquidity Provider of a Termination Notice with respect to any Liquidity Facility, the Subordination Agent shall, not later than the date specified in such Termination Notice, in accordance with the terms of such Liquidity Facility, request a drawing under such Liquidity Facility of all available and undrawn amounts thereunder (a “Final Drawing”). Amounts drawn pursuant to a Final Drawing shall be maintained and invested in accordance with Section 3.5(f) hereof.

(j)    Adjustments of Stated Amount. Promptly following each date on which the Required Amount of the Liquidity Facility for a Class of Certificates is reduced as a result of a reduction in the Pool Balance with respect to such Certificates or otherwise, the Stated Amount of such Liquidity Facility shall automatically be adjusted to an amount equal to the Required Amount with respect to such Liquidity Facility (as calculated by the Subordination Agent after giving effect to such payment).

(k)    Relation to Subordination Provisions. Interest Drawings under the Liquidity Facilities and withdrawals from the Cash Collateral Accounts relating to such Liquidity Facilities, in each case, in respect of interest on the Certificates of any Class, will be distributed to the Trustee for such Class of Certificates, notwithstanding Section 3.2 hereof.

(l)    Assignment of Liquidity Facility. The Subordination Agent agrees not to consent to the assignment by any Liquidity Provider of any of its rights or obligations under any Liquidity Facility or any interest therein, unless (i) United shall have consented to such assignment and (ii) each Rating Agency shall have provided a Ratings Confirmation in respect of such assignment; provided, that the Subordination Agent shall consent to such assignment if the conditions in the foregoing clauses (i) and (ii) are satisfied, and the foregoing is not intended to and shall not be construed to limit the rights of the initial Liquidity Provider under Section 3.5(e)(ii).

(m)    Special Termination Drawing. Upon receipt of a Special Termination Notice with respect to any Liquidity Facility, the Subordination Agent shall, not later than the date specified in such Special Termination Notice, in accordance with the terms of such Liquidity Facility, request a drawing under such Liquidity Facility of all available and undrawn amounts thereunder (a “Special Termination Drawing”). Amounts drawn pursuant to a Special Termination Drawing shall be maintained and invested in accordance with Section 3.5(f) hereof.

ARTICLE IV

EXERCISE OF REMEDIES

SECTION 4.1.    Directions from the Controlling Party. (a) (i) Following the occurrence and during the continuation of an Indenture Default under any Indenture, the Controlling Party shall direct the Subordination Agent, as the holder of Equipment Notes issued under such Indenture, which in turn shall direct the Loan Trustee under such Indenture, in the exercise of remedies available to the holder of such Equipment Notes, including, without limitation, the ability to vote all such Equipment Notes held by the Subordination Agent in favor of Accelerating such Equipment Notes in accordance with the provisions of such Indenture. If the Equipment Notes issued pursuant to any Indenture and held by the Subordination Agent have been Accelerated following an Indenture Default with respect thereto, the Controlling Party may direct the Subordination Agent to sell, assign, contract to sell or otherwise dispose of and deliver all (but not less than all) of such Equipment Notes to any Person at public or private sale, at any location at the option of the Controlling Party, all upon such terms and conditions as it may reasonably deem advisable in accordance with applicable law.

(ii)    Following the occurrence and during the continuation of an Indenture Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any Person (including United) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof).

(iii)    Notwithstanding the foregoing, so long as any Certificates remain Outstanding, during the period ending on the date which is nine months after the earlier of (x) the Acceleration of the Equipment Notes issued pursuant to any Indenture and (y) the occurrence of a United Bankruptcy Event, without the consent of each Trustee, no Aircraft subject to the Lien of such Indenture or such Equipment Notes may be sold if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

(iv)    Upon the occurrence and continuation of an Indenture Default under any Indenture, the Subordination Agent will obtain three desktop appraisals from the Appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post-Default Appraisals”). For so long as any Indenture Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will obtain updated Appraisals on the date that is 364 days from the date of the most recent Appraisal (or if a United Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal).

(b)    Following the occurrence and during the continuance of an Indenture Default under any Indenture, the Controlling Party shall take such actions as it may reasonably deem most effectual to complete the sale or other disposition of the relevant Aircraft or Equipment Notes. In addition, in lieu of any sale, assignment, contract to sell or other disposition, the Controlling Party may maintain or cause the Subordination Agent to maintain possession of such Equipment Notes and continue to apply monies received in respect of such Equipment Notes in accordance with Article III hereof. In addition, in lieu of such sale, assignment, contract to sell or other disposition, or in lieu of such maintenance of possession, the Controlling Party may, subject to the terms and conditions of the related Indenture, instruct the Loan Trustee under such Indenture to foreclose on the Lien on the related Aircraft or to take any other remedial action permitted under such Indenture or under any applicable law.

(c)    If following a United Bankruptcy Event and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of United to restructure the financing of any one or more of the Aircraft, the Controlling Party shall promptly thereafter give the Subordination Agent and each Trustee notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee shall endeavor using reasonable commercial efforts to make such terms and conditions of such restructuring proposal available to all Certificateholders (whether by posting on DTC’s Internet board or otherwise) and to each Liquidity Provider that has not made a Final Advance. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee, enter into any term sheet, stipulation or other agreement (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of United unless and until the material economic terms and conditions of such restructuring shall have been made available to all Certificateholders and to each Liquidity Provider that has not made a Final Advance for a period of not less than 15 calendar days (except that such requirement shall not apply to any such term sheet, stipulation or other agreement that is entered into on or prior to the expiry of the 60-Day Period and that is effective for a period not longer than three months from the expiry of the 60-Day Period). In the event that any Class A Certificateholder, Class B Certificateholder or Additional Certificateholder gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Class of Certificates represented by the then Controlling Party pursuant to the applicable Trust Agreement prior to the expiry of the 15-day notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft unless and until such Certificateholder shall fail to purchase such Class of Certificates on the date that it is required to make such purchase.

SECTION 4.2.    Remedies Cumulative. Each and every right, power and remedy given to the Trustees, the Liquidity Providers, the Controlling Party or the Subordination Agent specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject always to the terms and conditions hereof, be exercised from time to time and as often and in such order as may be deemed expedient by any Trustee, any Liquidity Provider, the Controlling Party or the Subordination Agent, as appropriate, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by any Trustee, any Liquidity Provider, the Controlling Party or the Subordination Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default or to be an acquiescence therein.

SECTION 4.3.    Discontinuance of Proceedings. In case any party to this Agreement (including the Controlling Party in such capacity) shall have instituted any Proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such Proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Person instituting such Proceeding, then and in every such case each such party shall, subject to any determination in such Proceeding, be restored to its former position and rights hereunder, and all rights, remedies and powers of such party shall continue as if no such Proceeding had been instituted.

SECTION 4.4.    Right of Certificateholders and the Liquidity Providers to Receive Payments Not to Be Impaired. Anything in this Agreement to the contrary notwithstanding but subject to each Trust Agreement, the right of any Certificateholder or any Liquidity Provider, respectively, to receive payments hereunder (including without limitation pursuant to Section 3.2 hereof) when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, shall not be impaired or affected without the consent of such Certificateholder or such Liquidity Provider, respectively.

SECTION 4.5.    Undertaking for Costs. In any Proceeding for the enforcement of any right or remedy under this Agreement or in any Proceeding against any Controlling Party or the Subordination Agent for any action taken or omitted by it as Controlling Party or Subordination Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. The provisions of this Section do not apply to a suit instituted by the Subordination Agent, a Liquidity Provider or a Trustee or a suit by Certificateholders holding more than 10% of the original principal amount of any Class of Certificates.

ARTICLE V

DUTIES OF THE SUBORDINATION AGENT;

AGREEMENTS OF TRUSTEES, ETC.

SECTION 5.1.    Notice of Indenture Default or Triggering Event. (a) In the event the Subordination Agent shall have actual knowledge of the occurrence of an Indenture Default or a Triggering Event, as promptly as practicable, and in any event within 10 days after obtaining knowledge thereof, the Subordination Agent shall transmit by mail or courier to the Rating Agencies, the Liquidity Providers and the Trustees notice of such Indenture Default or Triggering Event, unless such Indenture Default or Triggering Event shall have been cured or waived. For all purposes of this Agreement, in the absence of actual knowledge on the part of a Responsible Officer, the Subordination Agent shall not be deemed to have knowledge of any Indenture Default or Triggering Event unless notified in writing by one or more Trustees, one or more of the Liquidity Providers or one or more Certificateholders.

(b)    Other Notices. The Subordination Agent will furnish to each Liquidity Provider and each Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Subordination Agent as registered holder of the Equipment Notes or otherwise in its capacity as Subordination Agent to the extent the same shall not have been otherwise directly distributed to such Liquidity Provider or Trustee, as applicable, pursuant to the express provision of any other Operative Agreement.

(c)    Securities Position. Upon the occurrence of an Indenture Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates.

(d)    Reports. Promptly after the occurrence of a Triggering Event or an Indenture Default resulting from the failure of United to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Default shall be continuing, the Subordination Agent will provide to the Trustee, the Liquidity Providers, the Rating Agencies and United a statement setting forth the following information:

(i)    after a United Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (A) subject to the 60-day period of Section 1110(a)(2)(A) of the Bankruptcy Code, (B) subject to an election by United under Section 1110(a) of the Bankruptcy Code, (C) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (D) not subject to any of (A), (B) or (C);

(ii)    to the best of the Subordination Agent’s knowledge, after requesting such information from United, (A) whether the Aircraft are currently in service or parked in storage, (B) the maintenance status of the Aircraft and (C) the location of the Engines (as defined in the Indentures);

(iii)    the current Pool Balance of the Certificates, the Preferred A Pool Balance, the Preferred B Pool Balance and the outstanding principal amount of all Equipment Notes;

(iv)    the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

(v)    the amounts paid to each Person on such Distribution Date pursuant to this Agreement;

(vi)    details of the amounts paid on such Distribution Date identified by reference to the relevant provision of this Agreement and the source of payment (by Aircraft and party);

(vii)    if the Subordination Agent has made a Final Drawing under any Liquidity Facility;

(viii)    the amounts currently owed to each Liquidity Provider;

(ix)    the amounts drawn under each Liquidity Facility; and

(x)    after a United Bankruptcy Event, any operational reports filed by United with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis.

SECTION 5.2.    Indemnification. The Subordination Agent shall not be required to take any action or refrain from taking any action under Section 5.1 (other than the first sentence thereof) or Article IV hereof unless the Subordination Agent shall have been indemnified (to the extent and in the manner reasonably satisfactory to the Subordination Agent) against any liability, cost or expense (including counsel fees and expenses) which may be incurred in connection therewith. The Subordination Agent shall not be under any obligation to take any action under this Agreement and nothing contained in this Agreement shall require the Subordination Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Subordination Agent shall not be required to take any action under Section 5.1 (other than the first sentence thereof) or Article IV hereof, nor shall any other provision of this Agreement be deemed to impose a duty on the Subordination Agent to take any action, if the Subordination Agent shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

SECTION 5.3.    No Duties Except as Specified in this Intercreditor Agreement. The Subordination Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Agreement, except as expressly provided by the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement against the Subordination Agent. The Subordination Agent agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 5.2 or 7.1 hereof) promptly take such action as may be necessary to duly discharge all Liens on any of the Trust Accounts or any monies deposited therein which result from claims against it in its individual capacity not related to its activities hereunder or any other Operative Agreement.

SECTION 5.4.    Notice from the Liquidity Providers and Trustees. If any Liquidity Provider or Trustee has notice of an Indenture Default or a Triggering Event, such Person shall promptly give notice thereof to each other party hereto, provided, however, that no such Person shall have any liability hereunder as a result of its failure to deliver any such notice.

ARTICLE VI

THE SUBORDINATION AGENT

SECTION 6.1.    Authorization; Acceptance of Trusts and Duties. Each of the Class AA Trustee, the Class A Trustee and the Class B Trustee hereby designates and appoints the Subordination Agent as the agent and trustee of such Trustee under the applicable Liquidity Facility and authorizes the Subordination Agent to enter into the applicable Liquidity Facility as agent and trustee for such Trustee. Each of the Liquidity Providers and the Trustees hereby designates and appoints the Subordination Agent as the Subordination Agent under this Agreement. WTNA hereby accepts the duties hereby created and applicable to it as the Subordination Agent and agrees to perform the same but only upon the terms of this Agreement and agrees to receive and disburse all monies received by it in accordance with the terms hereof. The Subordination Agent shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence (or ordinary negligence in the handling of funds), (b) as provided in Sections 2.2 or 5.3 hereof and (c) for liabilities that may result from the material inaccuracy of any representation or warranty of the Subordination Agent made in its individual capacity in any Operative Agreement. The Subordination Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Subordination Agent, unless it is proved that the Subordination Agent was negligent in ascertaining the pertinent facts.

SECTION 6.2.    Absence of Duties. The Subordination Agent shall have no duty to see to any recording or filing of this Agreement or any other document, or to see to the maintenance of any such recording or filing.

SECTION 6.3.    No Representations or Warranties as to Documents. The Subordination Agent in its individual capacity does not make nor shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Subordination Agent, made in its individual capacity, under any Operative Agreement to which it is a party. The Certificateholders, the Trustees and the Liquidity Providers make no representation or warranty hereunder whatsoever.

SECTION 6.4.    No Segregation of Monies; No Interest. Any monies paid to or retained by the Subordination Agent pursuant to any provision hereof and not then required to be distributed to any Trustee or any Liquidity Provider as provided in Articles II and III hereof or deposited into one or more Trust Accounts need not be segregated in any manner except to the extent required by such Articles II and III and by law, and the Subordination Agent shall not (except as otherwise provided in Section 2.2 hereof) be liable for any interest thereon; provided, however, that any payments received or applied hereunder by the Subordination Agent shall be accounted for by the Subordination Agent so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

SECTION 6.5.    Reliance; Agents; Advice of Counsel. The Subordination Agent shall not incur liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. As to the Pool Balance of any Trust as of any date, the Subordination Agent may for all purposes hereof rely on a certificate signed by any Responsible Officer of the applicable Trustee, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. As to any fact or matter relating to the Liquidity Providers or the Trustees the manner of ascertainment of which is not specifically described herein, the Subordination Agent may for all purposes hereof rely on a certificate, signed by any Responsible Officer of the applicable Liquidity Provider or Trustee, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. The Subordination Agent shall assume, and shall be fully protected in assuming, that each of the Liquidity Providers and each of the Trustees are authorized to enter into this Agreement and to take all action to be taken by them pursuant to the provisions hereof, and shall not inquire into the authorization of the Liquidity Providers and the Trustees with respect thereto. In the administration of the trusts hereunder, the Subordination Agent may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Subordination Agent shall not be liable for the acts or omissions of any agent appointed with due care or for anything done, suffered or omitted in good faith by it in accordance with the advice or written opinion of any such counsel, accountants or other skilled persons.

SECTION 6.6.    Capacity in Which Acting. The Subordination Agent acts hereunder solely as agent and trustee herein and not in its individual capacity, except as otherwise expressly provided in the Operative Agreements.

SECTION 6.7.    Compensation. The Subordination Agent shall be entitled to reasonable compensation, including expenses and disbursements, for all services rendered hereunder and shall have a priority claim to the extent set forth in Article III hereof on all monies collected hereunder for the payment of such compensation, to the extent that such compensation shall not be paid by others. The Subordination Agent agrees that it shall have no right against any Trustee or Liquidity Provider for any fee as compensation for its services as agent under this Agreement. The provisions of this Section 6.7 shall survive the termination of this Agreement.

SECTION 6.8.    May Become Certificateholder. The institution acting as Subordination Agent hereunder may become a Certificateholder and have all rights and benefits of a Certificateholder to the same extent as if it were not the institution acting as the Subordination Agent.

SECTION 6.9.    Subordination Agent Required; Eligibility. There shall at all times be a Subordination Agent hereunder which shall be a corporation or national banking association organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $100,000,000 (or the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation or national banking association organized and doing business under the laws of the United States of America, any State thereof or of the District of Columbia and having a combined capital and surplus of at least $100,000,000), if there is such an institution willing and able to perform the duties of the Subordination Agent hereunder upon reasonable or customary terms. Such corporation or national banking association shall be a citizen of the United States and shall be authorized under the laws of the United States or any State thereof or of the District of Columbia to exercise corporate trust powers and shall be subject to supervision or examination by federal, state or District of Columbia authorities. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of any of the aforesaid supervising or examining authorities, then, for the purposes of this Section 6.9, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

In case at any time the Subordination Agent shall cease to be eligible in accordance with the provisions of this Section, the Subordination Agent shall resign immediately in the manner and with the effect specified in Section 8.1.

SECTION 6.10.    Money to Be Held in Trust. All Equipment Notes, monies and other property deposited with or held by the Subordination Agent pursuant to this Agreement shall be held in trust for the benefit of the parties entitled to such Equipment Notes, monies and other property. All such Equipment Notes, monies or other property shall be held in the trust department of the institution acting as Subordination Agent hereunder.

SECTION 6.11.    Notice of Substitution of Airframe. If the Subordination Agent, in its capacity as a holder of Equipment Notes issued under an Indenture, receives a notice of substitution of a Substitute Airframe (as defined in such Indenture) pursuant to Section 4.04(f) of such Indenture, the Subordination Agent shall promptly (i) provide a copy of such notice to each Trustee, each Liquidity Provider and each Rating Agency and (ii) on behalf of each Trustee post such notice on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make the contents of such notice available to all Certificateholders.

ARTICLE VII

INDEMNIFICATION OF SUBORDINATION AGENT

SECTION 7.1.    Scope of Indemnification. The Subordination Agent shall be indemnified hereunder to the extent and in the manner described in Section 8.1 of the Participation Agreements and Section 6 of the Note Purchase Agreement. The indemnities contained in such Sections of such agreements shall survive the termination of this Agreement.

ARTICLE VIII

SUCCESSOR SUBORDINATION AGENT

SECTION 8.1.    Replacement of Subordination Agent; Appointment of Successor. The Subordination Agent may resign at any time by so notifying each other party hereto. The Controlling Party may remove the Subordination Agent for cause by so notifying the Subordination Agent and may appoint a successor Subordination Agent. The Controlling Party shall remove the Subordination Agent if:

(1)    the Subordination Agent fails to comply with Section 6.9 hereof;

(2)    the Subordination Agent is adjudged bankrupt or insolvent;

(3)    a receiver or other public officer takes charge of the Subordination Agent or its property; or

(4)    the Subordination Agent otherwise becomes incapable of acting.

If the Subordination Agent resigns or is removed or if a vacancy exists in the office of Subordination Agent for any reason (the Subordination Agent in such event being referred to herein as the retiring Subordination Agent), the Controlling Party shall promptly appoint a successor Subordination Agent.

A successor Subordination Agent shall deliver (x) a written acceptance of its appointment as Subordination Agent hereunder to the retiring Subordination Agent and (y) a written assumption of its obligations hereunder and under each Liquidity Facility to each party hereto, upon which the resignation or removal of the retiring Subordination Agent shall become effective, and the successor Subordination Agent shall have all the rights, powers and duties of the Subordination Agent under this Agreement. The successor Subordination Agent shall mail a notice of its succession to each other party hereto. The retiring Subordination Agent shall promptly transfer its rights under each of the Liquidity Facilities and all of the property held by it as Subordination Agent to the successor Subordination Agent.

If a successor Subordination Agent does not take office within 60 days after the retiring Subordination Agent resigns or is removed, the retiring Subordination Agent or one or more of the Trustees may petition any court of competent jurisdiction for the appointment of a successor Subordination Agent.

If the Subordination Agent fails to comply with Section 6.9 hereof (to the extent applicable), one or more of the Trustees or one or more of the Liquidity Providers may petition any court of competent jurisdiction for the removal of the Subordination Agent and the appointment of a successor Subordination Agent.

Notwithstanding the foregoing, no resignation or removal of the Subordination Agent shall be effective unless and until a successor has been appointed. No appointment of a successor Subordination Agent shall be effective unless and until the Rating Agencies shall have delivered a Ratings Confirmation.

ARTICLE IX

SUPPLEMENTS AND AMENDMENTS

SECTION 9.1.    Amendments, Waivers, Possible Future Issuance of an Additional Class of Certificates, etc

. (a) This Agreement may not be supplemented, amended or modified without the consent of each Trustee (acting, except in the case of any amendment pursuant to Section 3.5(e)(v)(y) hereof with respect to any Replacement Liquidity Facility or any amendment contemplated by the last sentence of this Section 9.1(a), with the consent of holders of Certificates of the related Class evidencing interests in the related Trust aggregating not less than a majority in interest in such Trust or as otherwise authorized pursuant to the relevant Trust Agreement), the Subordination Agent and each Liquidity Provider; provided, however, that this Agreement may be supplemented, amended or modified without the consent of any Trustee if such supplement, amendment or modification (i) is in accordance with Section 9.1(c) or Section 9.1(d) hereof or (ii) cures an ambiguity or inconsistency or does not materially adversely affect such Trustee or the holders of the related Class of Certificates; provided further, however, that, if such supplement, amendment or modification (A) would (x) directly or indirectly modify or supersede, or otherwise conflict with, Section 2.2(b), Section 3.5(e), Section 3.5(f)(other than the last sentence thereof), Section 3.5(l), the last sentence of this Section 9.1(a), Section 9.1(c), Section 9.1(d), the second sentence of Section 10.6 or this proviso (collectively, the “United Provisions”) or (y) otherwise adversely affect the interests of a potential Replacement Liquidity Provider or of United with respect to its ability to replace any Liquidity Facility or with respect to its payment obligations under any Operative Agreement or (B) is made pursuant to the last sentence of this Section 9.1(a) or pursuant to Section 9.1(c) or Section 9.1(d), then such supplement, amendment or modification shall not be effective without the additional written consent of United. Notwithstanding the foregoing, without the consent of each Certificateholder and each Liquidity Provider, no supplement, amendment or modification of this Agreement may (i) reduce the percentage of the interest in any Trust evidenced by the Certificates issued by such

Trust necessary to consent to modify or amend any provision of this Agreement or to waive compliance therewith or (ii) except as provided in this Section 9.1(a), Section 9.1(c) or Section 9.1(d), modify Section 2.4 or 3.2 hereof, relating to the distribution of monies received by the Subordination Agent hereunder from the Equipment Notes or pursuant to the Liquidity Facilities. Nothing contained in this Section shall require the consent of a Trustee at any time following the payment of Final Distributions with respect to the related Class of Certificates. If the Replacement Liquidity Facility for any Liquidity Facility in accordance with Section 3.5(e) hereof is to be comprised of more than one instrument as contemplated by the definition of the term “Replacement Liquidity Facility”, then each of the parties hereto agrees to amend this Agreement to incorporate appropriate mechanics for multiple Liquidity Facilities for an individual Trust.

(b)    In the event that the Subordination Agent, as the registered holder of any Equipment Notes, receives a request for the giving of any notice or for its consent to any amendment, supplement, modification, consent or waiver under such Equipment Notes, the Indenture pursuant to which such Equipment Notes were issued, or the related Participation Agreement or other related document, (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions with respect to each Series of such Equipment Notes from the Trustee of the Trust which holds such Equipment Notes and shall vote or consent in accordance with the directions of such Trustee, and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights with respect to such Equipment Notes as directed by the Controlling Party (subject to Sections 4.1 and 4.4 hereof); provided that no such amendment, supplement, modification, consent or waiver shall, without the consent of each affected Certificateholder and each Liquidity Provider, reduce the amount of principal or interest payable by United under any Equipment Note or change the time of payment or method of calculation of any amount under any Equipment Note.

(c)    If Series A Equipment Notes or Series B Equipment Notes issued with respect to all of the Aircraft are repaid and re-issued in accordance with the terms of Section 4(a)(vi) of the Note Purchase Agreement, or any series of Additional Equipment Notes issued pursuant to Section 9.1(d) are repaid and re-issued in accordance with Section 4(a)(vi) of the Note Purchase Agreement, such series of re-issued Equipment Notes (the “Refinancing Equipment Notes”) shall be issued to a new pass through trust (a “Refinancing Trust”) that issues a class of pass through certificates (the “Refinancing Certificates”) to certificateholders (the “Refinancing Certificateholders”) pursuant to a pass through trust agreement (a “Refinancing Trust Agreement”) with a trustee (a “Refinancing Trustee”). A Refinancing Trust, a Refinancing Trustee and the Refinancing Certificates shall be subject to all of the provisions of this Agreement in the same manner as the Class A Trust, the Class B Trust or the applicable Additional Trust, the Class A Trustee, the Class B Trustee or the applicable Additional Trustee and the Class A Certificates, the Class B Certificates or the applicable Additional Certificates, whichever corresponds to the series of the refinanced Equipment Notes, including the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations and the Class AA Certificates and, if applicable, the Class A Certificates and, if applicable, the Class B Certificates and, if applicable any previously issued class of Additional Certificates. Such issuance of Refinancing Equipment Notes and Refinancing Certificates and the amendment of this Agreement as provided below shall require Ratings Confirmation and shall not materially adversely affect any of the Trustees. This Agreement shall be amended by written agreement of United and the Subordination Agent to give effect to the issuance of any Refinancing Certificates subject to the following terms and conditions:

(i)    the Refinancing Trustee shall be added as a party to this Agreement;

(ii)    the definitions of “Certificate”, “Class”, “Class A Certificates” (if applicable), “Class B Certificates” (if applicable), “Final Legal Distribution Date”, “Trust”, “Trust Agreement” and “Controlling Party” (and such other applicable definitions) shall be revised, as appropriate, to reflect such issuance (and the subordination of the Refinancing Certificates and the Refinancing Equipment Notes);

(iii)    with respect to any refinancing of the Series A Equipment Notes or Series B Equipment Notes, the Refinancing Certificates may have the benefit of credit support similar to the Class A Liquidity Facility or Class B Liquidity Facility (as applicable) or different therefrom, and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank pari passu with similar claims in respect of the Class AA Liquidity Facility so long as the prior written consent of the Class AA Liquidity Provider shall have been obtained; and with respect to any refinancing of any series of Additional Equipment Notes, the Refinancing Certificates may have the benefit of credit support similar to the Liquidity Facilities, or different therefrom; provided that (A) claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall, in the case of all Classes of Additional Certificates, be subordinated to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates, the Class B Certificates and any Additional Certificates that rank senior in right of payment to the applicable Refinancing Certificates and (B) in each case, a Ratings Confirmation with respect to each such Class of Certificates then rated by the Rating Agencies shall have been obtained from each such Rating Agency;

(iv)    the Refinancing Certificates cannot be issued to United but may be issued to any of United’s Affiliates so long as such Affiliate shall have bankruptcy remote and special purpose provisions in its certificate of incorporation or other organizational documents and any subsequent transfer of the Refinancing Certificates to any Affiliate of United shall be similarly restricted; and

(v)    the scheduled payment dates on the Refinancing Equipment Notes shall be on the Regular Distribution Dates.

The issuance of the Refinancing Certificates in compliance with all of the foregoing terms of this Section 9.1(c) shall not require the consent of any of the Trustees or the holders of any Class of Certificates. Each of the Liquidity Providers hereby agrees and confirms that it shall be deemed to consent to any issuance and amendment in accordance with this Section 9.1(c) (subject to the Class AA Liquidity Provider’s consent right in Section 9.1(c)(iii)) and any such issuance and amendment shall not affect any of its respective obligations under the Liquidity Facilities.

(d)    Pursuant to the terms of Section 2.02 of each Indenture and Section 4(a)(vi) of the Note Purchase Agreement, one or more additional series of Equipment Notes (the “Additional Equipment Notes”), which shall be subordinated in right of payment to the Series AA Equipment Notes, the Series A Equipment Notes and the Series B Equipment Notes under such Indenture, may be issued at any time, and from time to time, on or after the Issuance Date. If any series of Additional Equipment Notes are issued under one or more of the Indentures, each such series of Additional Equipment Notes shall be issued to a new pass through trust (an “Additional Trust”) that issues a class of pass through certificates (the “Additional Certificates”) to certificateholders (the “Additional Certificateholders”) pursuant to a pass through trust agreement (an “Additional Trust Agreement”) with a trustee (an “Additional Trustee”). In such case, this Agreement shall be amended by written agreement of United and the Subordination Agent to provide for the subordination of the Additional Certificates to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates and the Class B Certificates and, if applicable, any previously issued class of Additional Certificates (subject to clause (iii) below). Such issuance and the amendment of this Agreement as provided below shall require Ratings Confirmation and shall not materially adversely affect any of the Trustees. This Agreement shall be amended by written agreement of United and the Subordination Agent to give effect to the issuance of any Additional Certificates subject to the following terms and conditions:

(i)    the Additional Trustee shall be added as a party to this Agreement;

(ii)    the definitions of “Certificate”, “Class”, “Equipment Notes”, “Final Legal Distribution Date”, “Trust”, “Trust Agreement” and “Controlling Party” (and such other applicable definitions) shall be revised, as appropriate, to reflect the issuance of the Additional Certificates (and the subordination thereof);

(iii)    Section 3.2 may be revised to provide for the distribution of “Adjusted Interest” for such class of Additional Certificates (calculated in a manner substantially similar to the calculation of Class B Adjusted Interest) after the Class B Adjusted Interest (and, if applicable, after any “Adjusted Interest” for any previously issued class of Additional Certificates) but before Expected Distributions on the Class AA Certificates;

(iv)     the Additional Certificates may be rated by the Rating Agencies;

(v)    the Additional Certificates may have the benefit of credit support similar to the Liquidity Facilities, or different therefrom; provided that (A) claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall, in the case of all Classes of Additional Certificates, be subordinated to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates and the Class B Certificates and (B) Ratings Confirmation with respect to each such Class of Certificates then rated by the Rating Agencies shall have been obtained from each such Rating Agency;

(vi)    the Additional Certificates cannot be issued to United but may be issued to any of United’s Affiliates so long as such Affiliate shall have bankruptcy remote and special purpose provisions in its certificate of incorporation or other organizational documents and any subsequent transfer of the Additional Certificates to any Affiliate of United shall be similarly restricted;

(vii)    the provisions of this Agreement governing payments with respect to Certificates and related notices, including Sections 2.4, 3.1 and 3.2, shall be revised to provide for distributions on such class of the Additional Certificates after payment of Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates and the Class B Certificates (and, if applicable, any previously issued class of Additional Certificates), subject to clause (iii) above;

(viii)    the scheduled payment dates on such series of Additional Equipment Notes shall be on the Regular Distribution Dates; and

(ix)    for the avoidance of doubt and without limitation of the foregoing, in the event that any Additional Certificates are issued prior to the Delivery Period Expiry Date, the definitions of Deposit Agreement, Escrow and Paying Agent Agreement, Escrow Agent, Paying Agent, Paying Agent Account, Expected Distributions, Final Distributions and Pool Balance (and any other applicable definition) and the related provisions hereof may be appropriately revised to reflect any applicable deposit and escrow arrangement in relation to such Additional Certificates.

The issuance of the Additional Certificates in compliance with all of the foregoing terms of this Section 9.1(d) shall not require the consent of any of the Trustees or the holders of any Class of Certificates. Each of the Liquidity Providers hereby agrees and confirms that it shall be deemed to consent to any issuance and amendment in accordance with this Section 9.1(d) and any such issuance and amendment shall not affect any of its respective obligations under the Liquidity Facilities.

SECTION 9.2.    Subordination Agent Protected. If, in the reasonable opinion of the institution acting as the Subordination Agent hereunder, any document required to be executed pursuant to the terms of Section 9.1 affects any right, duty, immunity or indemnity with respect to it under this Agreement or any Liquidity Facility, the Subordination Agent may in its discretion decline to execute such document.

SECTION 9.3.    Effect of Supplemental Agreements. Upon the execution of any amendment, consent or supplement hereto pursuant to the provisions hereof, this Agreement shall be and be deemed to be and shall be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the parties hereto and beneficiaries hereof shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such amendment, consent or supplement shall be and be deemed to be and shall be part of the terms and conditions of this Agreement for any and all purposes. In executing or accepting any amendment, consent or supplement permitted by this Article IX, the Subordination Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such amendment, consent or supplement is authorized or permitted by this Agreement.

SECTION 9.4.    Notice to Rating Agencies. Promptly upon receipt of any amendment, consent, modification, supplement or waiver contemplated by this Article IX and prior to taking any action required to be taken thereunder, the Subordination Agent shall send a copy thereof to each Rating Agency.

ARTICLE X

MISCELLANEOUS

SECTION 10.1.    Termination of Intercreditor Agreement. Following payment of Final Distributions with respect to each Class of Certificates and the payment in full of all Liquidity Obligations to the Liquidity Providers and provided that there shall then be no other amounts due to the Certificateholders, the Trustees, the Liquidity Providers and the Subordination Agent hereunder or under the Trust Agreements, and that the commitment of the Liquidity Providers under the Liquidity Facilities shall have expired or been terminated, this Agreement and the trusts created hereby shall terminate and this Agreement shall be of no further force or effect. Except as aforesaid or otherwise provided, this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

SECTION 10.2.    Intercreditor Agreement for Benefit of Trustees, Liquidity Providers and Subordination Agent. Subject to the second sentence of Section 10.6 and the provisions of Sections 4.4 and 9.1, nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Trustees, the Liquidity Providers and the Subordination Agent any legal or equitable right, remedy or claim under or in respect of this Agreement.

SECTION 10.3.    Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telecopy and

(i)	if to the Subordination Agent, addressed to at its office at:

Wilmington Trust, National Association

1100 N. Market Street

Wilmington, DE 19890-1605

Attention: Corporate Trust Administration

Telecopy: (302) 636-4140

(ii)	if to any Trustee, addressed to it at its office at:

Wilmington Trust, National Association

1100 N. Market Street

Wilmington, DE 19890-1605

Attention: Corporate Trust Administration

Telecopy: (302) 636-4140

(iii)	if to the Class AA, Class A or Class B Liquidity Provider, addressed to it at its office at:

National Australia Bank Limited, New York Branch

245 Park Avenue, 28th Floor

New York, NY 10167

Attention: Cathy McManus

Telephone: 212-916-9593

Facsimile: 212-490-8087

Email: ny_lending_administration@nabny.com

with a copy to:

National Australia Bank Limited, New York Branch

245 Park Avenue

New York, NY 10167

Attention: Director, Asset Finance & Leasing

Telephone: (212) 916-9500

Facsimile: (212) 490-8087

Whenever any notice in writing is required to be given by any Trustee, any Liquidity Provider or the Subordination Agent to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement.

SECTION 10.4.    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.5.    No Oral Modifications or Continuing Waivers. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Agreement and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

SECTION 10.6.    Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, all as herein provided. In addition, the United Provisions shall inure to the benefit of United and its successors and assigns, and (without limitation of the foregoing) United is hereby constituted, and agreed to be, an express third party beneficiary of the United Provisions. Upon the occurrence of the Transfers contemplated by the Assignment and Assumption Agreements, (i) the Trustee of the Original Class AA Trust shall (without any further act) be deemed to have transferred all of its rights, title and interest in and to this Agreement to the trustee of the Successor Class AA Trust and, thereafter, the trustee of the Successor Class AA Trust shall be deemed to be the “Trustee” of the Successor Class AA Trust with the rights and obligations of the “Trustee” hereunder and under the other Operative Agreements and each reference to the Class AA Trust herein shall be deemed a reference to the Successor Class AA Trust, (ii) the Trustee of the Original Class A Trust shall (without any further act) be deemed to have transferred all of its rights, title and interest in and to this Agreement to the trustee of the Successor Class A Trust and, thereafter, the trustee of the Successor Class A Trust shall be deemed to be the “Trustee” of the Successor Class A Trust with the rights and obligations of the “Trustee” hereunder and under the other Operative Agreements and each reference to the Class A Trust herein shall be deemed a reference to the Successor Class A Trust and (iii) the Trustee of the Original Class B Trust shall (without any further act) be deemed to have transferred all of its rights, title and interest in and to this Agreement to the trustee of the Successor Class B Trust and, thereafter, the trustee of the Successor Class B Trust shall be deemed to be the “Trustee” of the Successor Class B Trust with the rights and obligations of the “Trustee” hereunder and under the other Operative Agreements and each reference to the Class B Trust herein shall be deemed a reference to the Successor Class B Trust.

SECTION 10.7.    Headings. The headings of the various Articles and Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 10.8.    Counterpart Form. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

SECTION 10.9.    Subordination. (a) As between the Liquidity Providers (and any additional liquidity provider in respect of any Refinancing Certificates), on the one hand, and the Trustees (and any Refinancing Trustees or Additional Trustee) and the Certificateholders (and any Refinancing Certificateholders or Additional Certificateholders), on the other hand, and as among the Trustees (and any Refinancing Trustees or Additional Trustee) and the related Certificateholders (and any Refinancing Certificateholders or Additional Certificateholders), this Agreement shall be a subordination agreement for purposes of Section 510 of the United States Bankruptcy Code, as amended from time to time.

(b)    Notwithstanding the provisions of this Agreement, if prior to the payment in full to the Liquidity Providers of all Liquidity Obligations then due and payable, any party hereto shall have received any payment or distribution in respect of Equipment Notes or any other amount under the Indentures or other Operative Agreements which, had the subordination provisions of this Agreement been properly applied to such payment, distribution or other amount, would not have been distributed to such Person, then such payment, distribution or other amount shall be received and held in trust by such Person and paid over or delivered to the Subordination Agent for application as provided herein.

(c)    If any Trustee, any Liquidity Provider or the Subordination Agent receives any payment in respect of any obligations owing hereunder (or, in the case of the Liquidity Providers, in respect of the Liquidity Obligations), which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent of such payment, such obligations (or, in the case of the Liquidity Providers, such Liquidity Obligations) intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been received.

(d)    Each of the Trustees (on behalf of themselves and the holders of the Certificates), the Liquidity Providers and the Subordination Agent confirm that the payment priorities specified in Section 3.2 shall apply in all circumstances, notwithstanding the fact that the obligations owed to the Trustees and the holders of Certificates are secured by certain assets and the Liquidity Obligations may not be so secured. The Trustees expressly agree (on behalf of themselves and the holders of the Certificates) not to assert priority over the holders of Liquidity Obligations (except as specifically set forth in Section 3.2) due to their status as secured creditors in any bankruptcy, insolvency or other legal proceeding.

(e)    Each of the Trustees (on behalf of themselves and the holders of the Certificates), the Liquidity Providers and the Subordination Agent may take any of the following actions without impairing their rights under this Agreement:

(i)    obtain a Lien on any property to secure any amounts owing to it hereunder, including, in the case of the Liquidity Providers, the Liquidity Obligations,

(ii)    obtain the primary or secondary obligation of any other obligor with respect to any amounts owing to it hereunder, including, in the case of the Liquidity Providers, any of the Liquidity Obligations,

(iii)    renew, extend, increase, alter or exchange any amounts owing to it hereunder, including, in the case of the Liquidity Providers, any of the Liquidity Obligations, or release or compromise any obligation of any obligor with respect thereto,

(iv)    refrain from exercising any right or remedy, or delay in exercising such right or remedy, which it may have, or

(v)    take any other action which might discharge a subordinated party or a surety under applicable law;

provided, however, that the taking of any such actions by any of the Trustees, the Liquidity Providers or the Subordination Agent shall not prejudice the rights or adversely affect the obligations of any other party under this Agreement.

SECTION 10.10.    Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

SECTION 10.11.    Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity.

(a)    Each of the parties hereto hereby irrevocably and unconditionally:

(i)    submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

(ii)    consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section 10.3 hereof, or at such other address of which the other parties shall have been notified pursuant thereto; and

(iv)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b)    EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(c)    To the extent that any Liquidity Provider or any of the properties of any Liquidity Provider has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, and whether under the United States Foreign Sovereign Immunities Act of 1976 (or any successor legislation) or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon this Agreement, including, without limitation, immunity from suit or service of process, immunity from jurisdiction or judgment of any court or tribunal or execution of a judgment, or immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Liquidity Provider hereby irrevocably and expressly waives any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Agreement has been made and delivered in the City of New York, and this Agreement has become effective only upon such execution and delivery.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee for each of the Trusts

By: /s/ Chad May
Name: Chad May
Title: Vice President

Signature Page

Intercreditor Agreement

NATIONAL AUSTRALIA BANK LIMITED, ACTING THROUGH ITS NEW YORK BRANCH, as Class AA Liquidity Provider, Class A Liquidity Provider and Class B Liquidity Provider

By: /s/ Daniel Carr
Name: Daniel Carr
Title: Director

Signature Page

Intercreditor Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity except as expressly set forth herein but solely as Subordination Agent and Trustee

By: /s/ Chad May
Name: Chad May
Title: Vice President

Signature Page

Intercreditor Agreement